ASSET SALE AGREEMENT

between

SADDINGTON LIMITED
(the “Buyer”)

and

TRUE PRODUCT ID, INC.,
AND
TRUE PRODUCT ID TECHNOLOGY LIMITED
(collectively the “Sellers”)

Dated as of November 3, 2008

ASSET SALE AGREEMENT

         THIS ASSET SALE AGREEMENT is made as of this 3rd day of November, 2008 (the “Effective Date”) by and between

         (1)        SADDINGTON LIMITED, a corporation organized under the laws of the British Virgin Islands, whose registered office is at BVI 1499542, P.O. 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands   (“Buyer”),

--AND--

(2) TRUE PRODUCT ID, INC. (“TPID US”), a corporation organized under the laws of the state of Delaware with its principal offices at 1615 Walnut Street, 3rd Floor, Philadelphia, PA 19102 USA on behalf of itself and its Affiliates, including TRUE PRODUCT ID TECHNOLOGY (BEIJING) LIMITED, a limited liability company and joint venture organized under the laws of the People’s Republic of China with its principal offices at 11th Floor, Office Building of Jade Palace Hotel No.76, Zhichun Road, Haidian District, Beijing, People’s Republic of China 100086 (“TPID Beijing”); and

(3) TRUE  PRODUCT ID TECHNOLOGY LIMITED, a limited liability company organized under the laws of Hong Kong with its registered office at Suite 1005, Allied Kajima Building 138, Gloucester Road, Hong Kong (“TPID HK”).

(Collectively, TPID US  and TPID HK are referred hereinafter as “TPID” or “Sellers”.)

BACKGROUND/ RECITALS

A.
Sellers and their Affiliates (individually and/or collectively) have the rights to certain patented and unpatented intellectual property, know-how, trade secrets, and other proprietary and confidential information relating to and associated with product authentication and anti-counterfeiting technology, including, but not limited to, synthetic DNA (“S-DNA”) and other elemental taggants; scanning, marking, detection, safety valve and other devices or apparatus; KMAC global supply chain and data information collection database, software, and other systems; authentication services; and other anti-counterfeiting, security, and other authentication technology, as set forth in  Exhibit “1” attached hereto (collectively the “Subject Technology”). Included, without limitation, within the term Subject Technology are all trademarks, patents, marks and logos (whether registered or not) held or applied by Sellers and their Affiliates (individually and/or collectively);

B.
Sellers and their Affiliates have the exclusive rights to manufacture, distribute and otherwise commercialize the Subject Technology throughout the world, and have the rights to certain contracts in the People’s Republic of China and other parts of Asia related to the Subject Technology, including, but not limited to, the Chinese National Gas Tank Contract with the State General Administration for Quality Supervision, Inspection and Quarantine of the People’s Republic of China (“AQSIQ”) (the “AQSIQ Chinese National Gas Tank Contract”) and other special equipment contracts with AQSIQ, as set forth in Exhibit “2” attached hereto (collectively, the “Asian Contracts”);

C.
To operate, implement and administer the AQSIQ Chinese National Gas Tank Contract, AQSIQ has agreed to form a new Chinese joint venture with TPID US of which TPID US would own seventy percent (70%) and two entities related to AQSIQ would collectively own thirty percent (30%) (the “AQSIQ Gas Tank JV”).  On January 29, 2008, AQSIQ approved the filing of an “application for the name of foreign investment business to be pre-approved” with the respect to the AQSIQ Gas Tank JV, which is to be called “China Inspection True Product Technology Inc. Ltd.,” of which TPID US is to own 70%, China Special Equipment Inspection Association (an association within AQSIQ) 12%, and Beijing Youhong Technology Development Inc. Ltd. (a AQSIQ-related entity) 18%.  The registration of the AQSIQ Gas Tank JV and the preparation of the relevant documents must still be completed;

D.	Sellers owns a sixty percent (60%) ownership interest in TPID Beijing. Sellers also control the board of directors of TPID Beijing.

E.	Sellers have the fixed assets in Asia set forth in Exhibit “3” attached hereto (collectively the “TPID Asian Fixed Assets”);

F.	Sellers have the business in Asia, including, but not limited to, computers, data and equipment, which are set forth in Exhibit “3” attached hereto (collectively the “TPID Asian Business”); and

G.
Sellers wish to sell to Buyer, and Buyer wishes to buy from Sellers, all rights and ownership of Sellers and their Affiliates to the Subject Technology, all rights of the Sellers and their Affiliates to the AQSIQ Gas Tank Contract and other Asian Contracts, all rights and ownership interests of Sellers to the AQSIQ Gas Tank JV, all TPID Asian Fixed Assets, all TPID Asian Business, all of Sellers’ ownership interest in TPID Beijing, and the entire share capital of TPID HK, pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements and representations herein contained, the legal sufficiency of which is acknowledged, and intending to be legally bound, BUYER and SELLERS agree as follows:

SECTION 1

DEFINITIONS AND INTERPRETATION

          1.1        Definitions.  Where used in this Agreement, in addition to capitalized terms defined on first use herein, the following words or phrases shall have the meanings set forth below:

1.1.1        “Affiliate” in relation to any Person means any Person that controls, is controlled by or is under common control with that Person. For the purposes of this definition, the term “control” means (i) beneficial and/or legal ownership of at least fifty percent (50%) or more of the outstanding voting securities of a company or other business organisation with voting securities (or such percentage as required under any particular jurisdiction to confer controlling powers through ownership of voting securities broadly equivalent to the controlling powers attendant on ownership of at least fifty percent (50%) or more of outstanding voting securities in a United States corporation), (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organisation without voting securities, or (iii)  the ability, whether directly or indirectly, to direct the affairs, management or policies of any such Person. TPID Beijing is an Affiliate of Sellers.

1.1.2        “Agreement” means this Asset Sale Agreement, together with the Exhibits attached hereto, each of which is hereby incorporated by reference herein, and any instrument amending this Agreement in accordance with Section 12.5.

1.1.3                      “Asia” means the territories and countries designated as exclusive as set forth in Exhibit 4 to this Agreement.

1.1.4                      “Confidential Information” means all information delivered by a Party to another Party in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature provided that such term does not include information that (a) was publicly known or otherwise known to such receiving Party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such receiving Party or any Person acting on such Party’s behalf, or (c) otherwise becomes known to such receiving Party other than through disclosure by the delivering Party or any Person with a duty to keep such information confidential.

1.1.5                      “Governmental Body” means any nation or government or any province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Hong Kong and the People’s Republic of China or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

1.1.6                      “Gross Receipts” shall mean the total amount of funds actually received and collected by Buyer or TPID US (as the case maybe) and its respective affiliates from sales of product or service utilizing the Subject Technology, including, but not limited to, (x) cash, money orders and cleared checks less charges imposed by banks for clearing, deposits, redeposits or returns and (y) cleared credit card charges less the bank discount rate; less the following amounts actually paid by Buyer or TPID US (as the case maybe), its respective affiliates, licensees, distributors and manufacturers: i.) discounts allowed; ii.) returns; iii.) transportation charges or allowances; iv.) packing and transportation packing material costs; v.) customs and duties charges; and

vi.) sales, transfer and other excise taxes or other governmental charges (including any tax or government charge, duty or assessment or any tax such as a value added or similar tax or government charge) levied on or measured by the sales but no franchise or income tax of any kind whatsoever. The term “Gross Receipts” shall also include funds actually received and collected by Buyer or TPID US (as the case maybe) from any sublicensee in connection with the Sold  Technology, including, but not limited to, any licensing fees received by it from its sublicensees regarding the Subject Technology. The term “Gross Receipts” shall also include funds actually received and collected from or as a result of any settlement, judicial, mediation or arbitration proceedings, or litigation arising from an alleged infringement by a third party of the Subject Technology. To the extent possible, the term “Gross Receipts” shall be interpreted in according with U.S. GAAP principles. Revenue received from foreign sources shall be at its value in U.S. dollars when received.

1.1.7.                      "NOPBT" means Net Operating Profit Before Tax and shall mean the total amount of operating revenues of Buyer or TPID US (as the case maybe) less the operating expenses including costs of goods or technology supplied and share costs of distribution and selling and administrative expenses and headquarters expenses of Buyer or TPID US (as the case maybe) and prior to applying taxes, as adjusted for interest expense on the present value of operating leases but excluding interest expense or income on debt and cash. To the extent possible, the term “NOPBT” shall be interpreted in accordance with U.S. GAAP principles. Revenue received from foreign sources shall be at its value in U.S. dollars when received.

1.1.8                      “Party” has the meaning set forth in the Recitals.

1.1.9                      “Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Body or other entity.

1.1.10                      “Time of Closing” means 5:00 pm Hong Kong time on the Closing Date as set forth in Section 6.1.

1.1.11                      “Time of Delivery” means the time for the delivery of the closing documents as set forth in Section 6.2.3.

1.1.12                      “Transactions” means the transactions contemplated under this Agreement.

       1.2        Interpretation.

                       1.2.1     In this Agreement, where the context admits or requires, and unless otherwise specifically provided herein (a) words importing the singular number only shall include the plural and vice versa, (b) words importing a specific gender shall include the other gender, (c) references to Persons shall include their heirs, executors, administrators or assigns as the case may be, (d) references to “including” means “including but not limited to”, and
“herein”, “hereof”, and “hereunder” refer to this Agreement as a whole, and (e) any reference to a number of “days” hereunder shall refer to calendar days.

                       1.2.2     The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof. References to statutory provisions shall (unless otherwise expressly provided) be construed as references to those provisions as in effect as at the date of this Agreement.

                       1.2.3     To the extent that any obligation of Sellers under this Agreement is satisfied by any of their Affiliates, such obligations shall be deemed to have been satisfied by Sellers.

SECTION 2

PURCHASED ASSETS

          2.1        Assets to be Sold and Purchased.   Subject to all of the terms and conditions of this Agreement, at the Time of Closing, Sellers and their Affiliates shall sell and assign to Buyer, and Buyer shall purchase from Sellers, all right, title and interest of Sellers and their Affiliates in and to the assets listed below in Sections 2.1.1 through 2.1.8, and which are referred to hereinafter collectively as the “Purchased Assets” and all right of Sellers and their Affiliates in and to the rights listed below in Section 2.1.9:

                       2.1.1     The Subject Technology;
2.1.2	The AQSIQ Gas Tank Contract;
2.1.3	The AQSIQ Gas Tank JV;
2.1.4	All TPID Asian Contracts;
2.1.5	All TPID Asian Fixed Assets;
2.1.6	All TPID Asian Business (including the right to use the business name of “True Product” or “TPID” (the “Business Name”) in Asia);
2.1.7	All of Sellers’ ownership interest in TPID Beijing;
2.1.8	The entire share capital of TPID HK,
2.1.9	All rights and claims or causes of action against Third Parties relating to any of the assets listed in the foregoing subsections 2.1.1 through 2.1.8 arising from or based on events or circumstances occurring or existing or omissions to act occurring prior to the Time of Closing.

          2.2        Assumption of Liabilities.

                       Without prejudice to the provisions of Section 7 and Section 9, Buyer shall be responsible for (and Sellers and their Affiliates shall have no responsibility for) all liabilities after the Time of Closing or the Time of Delivery, as applicable, related to the Purchased Assets or the use of the Purchased Assets (the “Assumed Liabilities”) including, without limitation, any Losses (as defined in Section 9.1) arising from or related to (a) events which occurred after the Time of Closing or (b) products made or sold by Buyer, its Affiliates, sublicensees or assignees after the Time of Closing, except where Sellers are a licensee of Buyer under this Agreement.  Buyer’s obligations with respect to the Assumed Liabilities relating to any specific Purchased Asset or the use of any specific Purchased Asset shall apply after the later to occur of the Time of Closing or the Time of Delivery for that specific Purchased Asset.

SECTION 3

PURCHASE CONSIDERATION

          3.1        Purchase Consideration.   As the total Purchase Consideration payable to Sellers hereunder for the Purchased Assets and as directed and confirmed by Sellers, the Buyer shall provide TPID US at the Time of Closing with the consideration set forth below in subsections 3.1.1 through 3.1.5:

3.1.1                      Revenue Share Participation.  Buyer shall pay TPID US an amount equal to five percent (5%) of NOPBT of Buyer for the first thirty (30) months from the month of first revenue receipts and thereafter five percent (5%) of the Gross Receipts for the duration of the unexpired sixty (60) month term of the AQSIQ Gas Tank Contract and the unexpired term of the Chinese contracts/projects listed on Exhibit “5” attached hereto, which Sellers and their Affiliates had entered into or substantially developed prior to the Effective Date, unless otherwise agreed between Sellers and Buyer (the “Revenue Share Participation”).

3.1.1.1 The precise manner in which the payments set forth in this
Section 3.1.1 will be agreed upon the parties hereto after Closing in writing provided that said payments shall be made to TPID US on at least a semiannual basis and that said payments are in accordance with industry standards.

3.1.2  The Immediate Infusion of US$1.75 Million to Commence Rollout of the AQSIQ Gas Tank Contract. As further consideration for the sale and transfer, in addition to the consideration set forth in Section 3.1 above of this Agreement, at or prior to Closing, Buyer shall invest and/or remit One Million Seven Hundred and Fifty Thousand U.S. Dollars (US$1,750,000.00) to immediately commence the initial roll-out and operations of the AQSIQ Gas Tank Contract, from which, TPID US shall be entitled to the Revenue Share Participation as set forth in Section 3.1.1. above of this Agreement.

3.1.3 Additional US$750,000 Payment. Buyer shall remit (a) Five Hundred Thousand U.S. Dollars (US$500,000.00) to TPID US at or prior to Closing, which will be used to help pay for certain accounting, auditing, legal and other expenses of the TPID US and (b) as herein directed and confirmed by Sellers, Buyer shall remit Two Hundred and Fifty Thousand U.S. Dollars (US$250,000) to TPID Beijing, at or prior to Closing, which shall be used to help pay for expenses relating to TPID Beijing.

3.1.4 License Back of IP to Seller for Territories Outside Asia. Subject to the terms and conditions in the parties’ licensing agreement, Buyer shall exclusively license back the Subject Technology to TPID US for territories outside Asia as follows:

3.1.4.1 The United States. For an initial term of five (5) years from the Closing Date, Buyer shall exclusively license back on a royalty-free basis to TPID US for total consideration of US$100 upon Closing, all rights to the Subject Technology for and ONLY for the United States.

3.1.4.2  All of Territories Outside Asia Except the United States.
Buyer shall exclusively license back to TPID US all rights to the Subject Technology for and ONLY for any and all territories outside Asia except the United
States, provided however that any agreement entered by TPID US to use the Subject Technology (e.g., license, joint venture, or other agreement) for any territory outside Asia except for the United States (“Approved Territory”) must be reviewed and approved by Buyer;

3.1.5 License Royalty.  TPID US shall pay Buyer a royalty in the amount of five percent (5%) of the NOPBT of TPID US generated from business associated with the Subject Technology in the Approved Territory for the first 30 months from the month of first revenue receipts and thereafter five percent (5%) of Gross Receipts of TPID US for the duration of the unexpired term of any and all of the license or joint venture or other agreement or contract entered into with TPID US in the Approved Territory  (the “License Royalty”).

3.1.5.1     The precise manner in which payments set forth in this Section 3.1.5 will be made will be in accordance with the License Agreement to be entered into by Buyer and TPID US substantially in the form of Exhibit 6 upon Closing provided that Buyer shall be entitled to set off the required payments payable to TPID US by Buyer in Revenue Share Participation set forth in Section 3.1.1 against the License Royalty payable by TPID US to Buyer.

3.2 Transfer Taxes.   Buyer shall be responsible for and shall pay all sales taxes, documentary transfer taxes or other transfer taxes assessed it as Buyer of the Purchased Assets. Sellers shall be responsible for and shall pay all sales taxes, documentary transfer taxes or other transfer taxes assessed them as sellers of the Purchased Assets.

SECTION 4

CONDITIONS PRECEDENT

4.1           Conditions Precedent. The obligation of Buyer to consummate Closing is subject to the fulfillment prior to or simultaneously at the Closing Date, of the following conditions, any of which may be waived by Buyer:

4.1.1         due diligence investigations conducted by Buyer on the assets, liabilities, business, financial and legal matters relating to the Purchased Assets having been completed and the results being satisfactory to Buyer in its sole discretion;

4.1.2         all consents and approvals of, notices to and filings or registration with any Governmental Body or any other person or shareholders required pursuant to any applicable law or regulation, or pursuant to any contract binding on Sellers and its Affiliates, or the Purchased Assets are subject or bound, or the execution, delivery or performance of this Agreement or the consummation of the Transactions having been obtained or effected;

4.1.3         no investigation, action, suit or proceedings being pending or threatened before any court or by any Governmental Body which seeks to restrain, prohibit or otherwise challenge the sale of the Purchased Assets pursuant to this Agreement;

4.1.4         the parties to the AQSIQ Gas Tank Contract, AQSIQ Gas Tank JV and TPID Asian Contracts (other than Sellers and its Affiliates) having given their respective consents to assignments or novations of the same in favour of Buyer;

4.1.5        Buyer being satisfied that the interest of the minority shareholders  in Sellers and US Securities laws are not violated in a manner as to represent an unacceptable risk (at Buyer’s absolute discretion) of adverse claims against Sellers and  Buyer and/or any other party relating to the Transactions;

4.1.6        The Securities Exchange Commission in the United States of America granting approval/consent to the Transactions contemplated hereunder (if required); and

4.1.7         Sellers’ providing the necessary legal opinions associated with the Transactions contemplated in this Agreement and dealing with all requisitions in relation thereto to the satisfaction of Buyer.

 4.2      Sellers shall use their best endeavours to ensure the satisfaction of the conditions set out in Section 4.1.

 4.3      Buyer may, at any time, waive in whole or in part any of the conditions set out in Section 4.1 by written notice to Sellers.

4.4      In the event that any of the conditions specified in Section 4.1 shall not have been fulfilled (or waived pursuant Section 4.3 by Buyer) on or before the Closing Date, then Buyer shall not be bound to proceed with the purchase of the Purchased Assets. Without prejudice to the aforesaid, Buyer may also defer Closing to a date not more than 28 days after the Closing Date or alternatively, proceed to Closing so far as is practicable and recover from Sellers damages and compensation arising out of and as a result of non-fulfillment of Section 4.1 and other antecedent breach of this Agreement.

SECTION 5

CONDITIONS TO CLOSING

5.1 Sellers undertake with Buyer that from the date hereof until the Closing Date they (a) will carry on their business in the ordinary and normal course with a view to maintaining the goodwill and trade and trade connections of their business and (b) shall consult with Buyer in relation to any matters which may have a material effect upon any of the Purchased Assets and (c) shall pay, satisfy and discharge all the debts, liabilities and obligations whatsoever incurred by the Sellers in connection with the Purchased Assets up to and including the Closing Date and (d) shall at all times keep Buyer indemnified from and against all such debts, liabilities and obligations.

5.2 Sellers shall not at any time prior to Closing without the prior written consent of Buyer (not to be unreasonably withheld or delayed):

5.2.1          sell, lease, assign or otherwise transfer or dispose of any of the Purchased Assets or any interest therein or agree to do so; or

5.2.2          create or agree to create any encumbrance on or over all or any of the Purchased Assets; or

5.2.3           amend, terminate or enter into or agree to amend, terminate or enter into any material contract to which either of the Sellers is a party; or

5.2.4           vary or agree to vary the terms and conditions of service (including, without limitation, the remuneration, bonuses, commissions and other benefits) of any key employee employed for or in relation to the Purchased Assets; or

5.2.5            initiate, settle or agree to settle any legal proceedings in relation to the Purchased Assets save for the collection of unpaid debts in the ordinary course of business.

5.3       Sellers shall not and shall procure that each Affiliate of Sellers shall not take any action prior to Closing which would or might reasonably be expected to make any of the warranties and representations set forth in Section 7 misleading or inaccurate.

5.4       Sellers, shall, on reasonable notice and during normal business hours, provide to or procure the provision to Buyer and its directors, officers, employees, agents and advisers of access to the Purchased Assets.

SECTION 6

CLOSING

          6.1        Closing Date, Time and Place.   Subject to the satisfaction of the conditions precedents contained in Section 5, the transfer of title to the Purchased Assets and the closing of the Transactions (the “Closing”) shall occur on  or before forty-five (45) days after October 19, 2008, which is the execution date for the parties’ binding term sheet, at or before the 5:00 pm Hong Kong time (“Time of Closing”) or such other time and date as the parties may agree to in writing (“Closing Date”) and shall occur or be deemed to have occurred at the offices of TPID HK located at Suite 1005, Allied Kajima Building 138, Gloucester Road, Hong Kong.

          6.2        Closing Arrangements.   At the Closing:

                        6.2.1     Sellers’ Delivery of Closing Documents.   At the Closing, Sellers shall deliver or cause to be delivered to Buyer, each of the following,:

                                   (1)      four (4) originals or facsimiles (with originals to follow) of this Agreement and the License Agreement duly executed by Sellers;

                                   (2)      four (4) originals or facsimiles (with originals to follow) of an Irrevocable Bill of Sale duly executed by Sellers substantially in the form of Exhibit 7 attached hereto and incorporated herein by reference;

                                   (3)      four (4) originals or facsimiles (with originals to follow) of an Assignment of Patent Rights duly executed by TPID US, TPID Beijing, and Li Ning substantially in the form of Exhibit 8 attached hereto and incorporated herein by reference, regarding all of Sellers’ and their Affiliates’ (including TPID Beijing’s) right, title and interest in the patented portions of the Subject Technology, in form and substance suitable for filing with, and acceptance by, the U.S. Patent and Trademark Office and other Assignment(s) of Patent Rights in such form and substance suitable for filing with all other applicable patent and trademark offices of other jurisdictions;

                                  (4)        such other conveyances, assurances, transfers, assignments, releases, novation agreements, consents, instruments of transfers, sold and bought notes and other documents duly executed by Sellers or other relevant parties as Buyer may require to vest in Buyer the full benefit of and legal title to the Purchased Assets and all other rights and assets hereby agreed to be sold and the full benefit of this Agreement;

(5)           all subsisting licenses certificates and permits in connection with the Purchased Assets and all books, papers, records and other documents (including financial records) relating to the Purchased Assets and a list of customers, suppliers, employees, and other information and documents in relation to the Purchased Assets as Buyer may require;

(6)           all technical information including all designs, drawings, plans, notes, descriptions, materials, manuals, reports, operating and testing procedures, application software, source codes, programming elements and software, graphics, feasibilities, prototypes, operating conditions, images whether in paper documents, electronic files, videos and DVDs or other format and all publications, catalogues, brochures and other technical and sales matters relating to the Subject Technology and other like material relating thereto;

(7)           Certificate of Approval (批准证书) or commensurate documentation issued to Buyer (including the validly renewed business license (where applicable)) from the relevant PRC authorities in form and substance satisfactory to Buyer for the transfer of equity interest by Sellers in TPID Beijing and AQSIQ Gas Tank JV (if applicable) to Buyer under this Agreement;

(8)           Written consent or approval by the parties to the AQSIQ Gas Tank Contract, AQSIQ Gas Tank JV, TPID Beijing and TPID Asian Contracts (other than Sellers and their Affiliates) to assignments or novations of the same in favour of Buyer and such other certificate(s) of approval as may be required by Buyer to vest in Buyer the full benefit of and legal title to the Purchased Assets and all other rights and assets hereby agreed to be sold and the full benefit of this Agreement;

(9)           a written confirmation by Sellers that they are not aware of any matter or thing which is a breach of and inconsistent with any of the warranties and representations set forth in Section 7;

(10)          such other documents as may be required to give to Buyer good title to the Purchased Assets and to enable Buyer or its nominees to become the registered owner thereof;

(11)           a certified copy of the board of directors of Sellers approving the sale of the Purchased Assets on the terms of this Agreement and authorizing the signatories to execute it for and on behalf of Sellers;

(12)           permit Buyer to enter into the premises of Sellers and take possession of the Purchased Assets; and

(13)           in respect of  TPID HK,

(a)           duly executed instruments of transfer and sold notes (in a form suitable for filing with the Hong Kong Stamp Office)  in respect of the transfer of shares in TPID HK in favour of Buyer and/or its nominees together with the relative certificates for such shares;

(b)           its statutory and minutes books (which shall be written up to but not including the Closing Date), share certificate books; common seal, certificate of incorporation, business registration certificate, together with copies of the memorandum and articles of association, cheque books, books of account (all complete and written up to Closing), copies of all tax return(s) filed and related correspondence (if any), all current insurance policies, all contracts (if any) to which the TPID HK is a party and all other documents and records of TPID HK.

(c)           the Tax Deed substantially in the form of Exhibit 9 duly executed by TPID US;

(d)           letters of resignation duly executed by all of the directors and company secretary and auditors resigning on Closing in each case acknowledging that they have no outstanding claims whether for compensation for loss of office or on any other grounds whatsoever; and

(e)           a certified copy of the minutes of the board meetings held to approve the transfer of shares and the resignation and appointment of the directors, company secretary and auditors.

                        6.2.2     Buyer Payment of Purchase Consideration and Delivery of Closing Documents.   At the Closing, Buyer shall deliver or cause to be delivered to TPID US the remaining of the Purchase Consideration set forth in section 3.1.2 and 3.1.3 that has not been paid prior to Closing and four (4) originals or facsimiles (with originals to follow) of this Agreement and the License Agreement duly executed by Buyer.

6.2.3 Transfer after Closing Date As soon as reasonably practicable and within 2  working days after the Closing Date, Sellers shall deliver to Buyer physical possession of all of the Purchased Assets capable of passing by delivery and are not comprising in items under Section 6.2.1, with the intent that title to such Purchased Assets shall pass to Buyer by and on such delivery. It shall include, without limitation, TPID Asian Fixed Assets and copies of books and records relating to TPID Asian Business, binder of documents relating to the Subject Technology, either in hard copy or such other format as Buyer may reasonably require (the “Purchased Assets Physical Transfer”). The Purchased Assets Physical Transfer shall be effected by Sellers’ delivery of the foregoing Purchased Assets at Sellers’ reasonable cost and expense pursuant to written instructions as to requested timing and delivery location (but not as to format) specified by Buyer to Sellers and reasonably acceptable to Sellers; provided that such obligations shall be subject to Buyer providing reasonable cooperation to facilitate receipt of such deliveries. Notwithstanding that title to the Purchased Assets transfers to Buyer at the Time of Closing, risk of loss with respect to the Purchased Assets transfers to Buyer only at the time of delivery (the “Time of Delivery”) to Buyer of the Purchased Assets at the delivery location specified by Buyer in its written instructions to Sellers, and any failure by Sellers to deliver the Purchased Assets to Buyer in accordance with such written instructions, to the extent such failure results in Losses (as defined in Section 9.1) to Buyer, shall be indemnifiable by Sellers to the extent set forth in Section 9. Export duties and customs clearance with respect to the transfer of the Purchased Assets shall be the joint responsibility of Sellers and Buyer. After the Closing, Buyer shall be responsible for all costs related to the recordation and perfection of the sale and assignment of the Purchased Assets and Buyer shall bear all costs and fees imposed by applicable laws and regulations and Governmental Bodies related thereto and all postage costs related thereto.

SECTION 7

REPRESENTATIONS AND WARRANTIES

          7.1        Representations and Warranties of Buyer. Except as disclosed in due diligence, Buyer hereby represents and warrants to Sellers at the Time of Closing, and acknowledges that Sellers are relying on such representations and warranties in connection with the Transactions, that:

                        7.1.1      Incorporation, Organization and Qualification of Buyer.   Buyer is a corporation duly incorporated, validly existing and in good standing under the law of the jurisdiction of its incorporation, and has the corporate power to own or lease its property and to carry on its business as now being conducted by it and to execute, deliver and perform this Agreement.

                        7.1.2      Corporate Action.   This Agreement, and any other agreements and instruments executed by Buyer in connection with the Transactions are the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies, and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws. The execution, delivery and performance of this Agreement and any other agreement and instruments executed by Buyer in connection with the Transactions have been duly authorized by Buyer by all necessary corporate action. Buyer has the full legal right, power and authority to enter into and perform the Transactions, without need for Buyer to obtain any consent, approval, authorization, license or order of, or give any notice to or make any filing with, any Governmental Body or other Person. This Agreement has been duly executed and delivered by Buyer and, as of the Closing Date, each of the other agreements to be entered into in connection herewith and to which Buyer is a Party have been duly and validly executed and delivered by Buyer.

                        7.1.3      No Default.   The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Transactions hereby do not conflict with any provision of the corporate charter or By-Laws of Buyer, and do not contravene, conflict with or result in a violation of any law, regulation, order, judgment or decree to which Buyer or any of its properties is subject.

                        7.1.4      Due Diligence.   Buyer has utilized its own expertise to analyze and evaluate the value of the Purchased Assets based upon the information provided to Buyer by Sellers and has solely relied on such analysis and evaluations, along with the representations and warranties of Sellers contained in Section 7.2, in deciding to enter into this Agreement.

                        7.1.5      Litigation Matters.   There is no pending proceeding against Buyer or any of its Affiliates, and, to Buyer’s knowledge, no Person has threatened to commence any proceeding, at law or in equity or by or before any Governmental Body that challenges, or may have the effect of preventing, delaying or making illegal or otherwise interfering with, any of the Transactions.

          7.2        Representations and Warranties of Sellers.  Except as disclosed in due diligence, each of the Sellers hereby jointly and severally represent and warrant to Buyer at the Time of Closing, and acknowledges that Buyer is relying on such representations and warranties in connection with the Transactions, that:

                        7.2.1      Incorporation, Organization and Qualification of Sellers.   Sellers are corporations or limited liability companies duly incorporated, validly existing and in good standing under the laws of their respective place of incorporation, and have the corporate power to own or lease their respective property and to carry on the business now being conducted by them and to execute, deliver and perform this Agreement.

                        7.2.2      Corporate Action.   This Agreement, and any other agreements and instruments executed by Sellers in connection with the Transactions are the valid and binding obligations of Sellers, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies, and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws. The execution, delivery and performance of this Agreement and any other agreement and instruments executed by Sellers in connection with the Transactions have been duly authorized by Sellers by all necessary corporate action. Sellers have the full legal right, power and authority to enter into and perform the Transactions, without need for Sellers to obtain any consent, approval, authorization, license or order of, or give any notice to or make any filing with, any Governmental Body or other Person. This Agreement has been duly executed and delivered by Sellers and, as of the Closing Date, each of the other agreements to be entered into in connection herewith and to which Sellers are parties have been duly and validly executed and delivered by Sellers.

                        7.2.3      Non-Contravention; Consents.   The execution, delivery and performance of this Agreement by Sellers and the consummation by Sellers of the Transactions hereby do not (i) conflict with any provision of the corporate charter or by-laws of Sellers, (ii) do not contravene, conflict with or result in a violation of any law, regulation, order, judgment or decree to which Sellers or any of its properties is subject, (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any written, oral, implied or other agreement, contract, understanding or arrangement to which Sellers or any of the Purchased Assets is subject, or (iv) result in the imposition or creation of any encumbrance upon or with respect to any of the Purchased Assets.

                        7.2.4      Title to the Purchased Assets.

 (1)       Sellers and their Affiliates are the sole and exclusive owners of, and have the full right to sell, transfer, and assign all of the Purchased Assets to Buyer, and have good and marketable title thereto and the Purchased Assets are free and clear of any and all liens, pledges, restrictions or encumbrances. Sellers are in possession or control of all of the Purchased Assets.

(2) Following the Closing, Buyer will be the sole and exclusive owner of, and have good and marketable title to, the Purchased Assets.

                             7.2.5      Litigation Matters.   There is no pending proceeding against Sellers or any of its Affiliates, and, no Person has threatened to commence any proceeding, at law or in equity or by or before any Governmental Body that (i) relates to any of the Purchased Assets or (ii) challenges, or may have the effect of preventing, delaying or making illegal or otherwise interfering with, any of the Transactions. No event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as the basis for the commencement of any such proceeding.

                             7.2.6          Business Contracts

(1)          The AQSIQ Gas Tank Contract and all TPID Asian Contracts are in full force and effect and have in all material respects been duly complied with or validly waived by other contracting parties, and, so far as Sellers are aware, nothing has occurred whereby any of them is or could be subject to early termination, or which has given or may give rise to any material claim under any of them by any party to them.  As the owners of the majority ownership interest of TPID Beijing and with their representatives controlling the board of directors of TPID Beijing, Sellers shall cause TPID Beijing to transfer all rights to any contract in Asia held by TPID Beijing related to the Subject Technology.

(2)           Neither Sellers nor, so far as Sellers are aware, any Affiliate of Sellers is a party to any agreement, arrangement or practice which restricts its freedom to carry on the AQSIQ Gas Tank Contract and all TPID Asian Contracts or use or exploit the Purchased Assets or any of them in any part of the world.

(3)           The Purchased Assets comprise all of the assets necessary to carry out and perform the AQSIQ Gas Tank Contract and all TPID Asian Contracts.

(4)           The execution, delivery and performance of AQSIQ Gas Tank Contract and all TPID Asian Contracts do not (i) conflict with any provision of the corporate charter or by-laws of Sellers and any contracting parties thereto (ii) do not contravene, conflict with or result in a violation of any law, regulation, order, judgment or decree to which any of the contracting parties or any of its properties is subject, (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any written, oral, implied or other agreement, contract, understanding or arrangement to which Sellers or any of the  contracting parties is subject.

                         7.2.7         Business Name Sellers have the exclusive right to use the Business Name (and its Chinese equivalent) in the conduct of the business in Asia.

                         7.2.8         Intellectual Property.

                                    (1)       Sellers and their Affiliates own and hold all right, title and interest in the Subject Technology, and have the exclusive right to use, sell, license, sublicense, or dispose of, and have the exclusive right to bring action for the infringement, misappropriation and other violations of, the Subject Technology. As the owners of the majority ownership interest of TPID Beijing and with their representatives controlling the board of directors of TPID Beijing, Sellers shall cause TPID Beijing to transfer all rights to the Subject Technology held by TPID Beijing related to the Subject Technology, including in the form of an Assignment of Patent Rights duly executed by TPID US, TPID Beijing, and Li Ning substantially in the form of Exhibit 8 attached hereto.

                                    (2)  All patented intellectual property rights and trademark including within the Subject Technology are valid and enforceable.

                        7.2.9          Non-infringement.   None of Sellers or their Affiliates have received any written or other notice, from a Third Party that the practice of the Purchased Assets, as practiced by Sellers or any of its Affiliates prior to the Closing Date, infringes the intellectual property rights of any Third Party. The Purchased Assets and the Subject Technology do not infringe any intellectual property rights of any Person.

                        7.2.10      No Royalty.   Without prejudice to Section 7.2.9 with regard to infringement of Third Party intellectual property rights, Sellers are not required to pay any royalty or other payment to any Person with respect to the use, sale of, or practice of any of the Purchased Assets.

                        7.2.11      Certain Claims.   Sellers have not received any notice, demand, claim, action, suit, hearing, proceeding or notice of violation of a civil, criminal or administrative nature by or before any Governmental Body against or involving Sellers or its Affiliates concerning the Purchased Assets.

7.2.12  Maintenance Fees.   All maintenance and similar fees in respect of any Purchased Assets that are due and payable immediately prior to the Time of Closing have been paid in full or steps have been taken to arrange for such payments to be made on a timely basis. All proper returns, and all information regarding taxation matters which it is required to make or supply have been filed and made to any revenue authority (wherever situated) and there is at the date hereof no dispute or disagreement nor is any contemplated with any such authority regarding liability or potential liability affecting the Purchased Assets to any tax or duty (including in each case penalties and interest) or regarding the availability of any relief from tax or duty.

7.2.13  Fixed Assets All plant, machinery, equipment, vehicles, material assets comprised within the Purchased Assets are in good and safe condition and in working order (fair wear and tear excepted) in all material respects and have been regularly and properly maintained and without prejudice to the generality of the foregoing none of the Sellers has manufactured, sold or supplied any product which does not comply with all applicable laws and regulations or which is defective or dangerous or not in accordance with any representations, warranty or other term (express or implied) given in respect of such products.

7.2.14                          Accounts All accounts, books, ledgers and financial records required by all applicable laws to be maintained for and in connection with the Purchased Assets are in the possession and the control of Sellers and have at all times been properly kept and completed up to Closing Date. All books of accounts give a true and fair view of the financial position in respect of each of TPID Asian Business, TPID Beijing, TPID HK or any of the Purchased Assets at all material times and have been prepared in accordance with the generally accepted accounting standards as applicable to Sellers and the requirements of all applicable legislation. There is not any liability (actual or potential) which is not or will not be shown or otherwise specifically provided for in the Accounts.

7.2.15                          Licenses and Consents

(1)           All licenses, consents and other permissions and approvals required for or in connection with the carrying on of the business now being carried on by Sellers:

(a)           have been granted or issued in favour of  and are valid and in full force and effect; and

(b)           Sellers are not in default and have not received notice that they are in default with respect to the terms of or that any such license, consent, permission or approval is likely to be revoked or which constitutes grounds for such revocation.

(2)           All foreign investment and other regulatory guidelines imposed on Sellers in any jurisdiction have been complied with.

(3)           Any non-compliance by Sellers of any foreign investment or other statutory or governmental guidelines has been validly approved by the relevant authority.

          7.3     Survival of Representations and Warranties and Covenants.   The representations and warranties of each Party to this Agreement shall survive (without limitation) (i) the Closing and the sale of the Purchased Assets to Buyer; (ii) any sale or other disposition of any of the Purchased Assets by Buyer; and (iii) the dissolution of any Party to this Agreement. All of the covenants, agreements and obligations of the Parties contained in this Agreement shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the Party entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations.

SECTION 8

CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

          8.1        Treatment of Confidential Information.  Except as expressly provided in this Agreement (such as, by way of illustration, in Section 8.4), neither Sellers nor Buyer (the “Obligated Party”) shall use or reveal or disclose to Third Parties any Confidential Information of the other Party (the “Owning Party”), nor shall the Obligated Party use any Confidential Information of the Owning Party, without first obtaining the prior consent of the Owning Party. The foregoing non-use and non-disclosure obligations shall not apply to Confidential Information of the Owning Party that the Obligated Party can prove by competent written evidence: (i) is or becomes in the public domain other than through the default of the Obligated Party or any of its Affiliates or any of their permitted recipients of such Confidential Information, (ii) is already legitimately in the possession of the Obligated Party, (iii) is disclosed to the Obligated Party by a Third Party having the right to do so, or (iv) is subsequently and independently developed by employees, agents, consultants, or Third Parties on behalf of the Obligated Party or Affiliates thereof who had no knowledge of such Confidential Information; provided that, with respect to Confidential Information related to the Purchased Assets that was the Confidential Information of Sellers before the Time of Closing and that became the Confidential Information of Buyer after the Time of Closing as provided in definition of the term “Confidential Information,” none of the foregoing exceptions (other than (i) and (iii)) shall apply. The Obligated Party may disclose Confidential Information of the Owning Party to the Obligated Party’s Affiliates, collaborators, employees, consultants or agents who reasonably require such access  and who are bound by non-use and non-disclosure obligations at least as restrictive as those contained in this Agreement. In any event, the Obligated Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but no less than reasonable care, to ensure that its employees, consultants and agents do not disclose or make any unauthorized use of the Confidential Information of the Owning Party. The Confidential Information, and all copies of part or all thereof, shall be and remain the exclusive property of the Owning Party, and the Obligated Party shall acquire only such rights as are expressly set forth in this Agreement and only for as long as such rights are in effect.

          8.2        Authorized Disclosure.  Notwithstanding any other provision of this Agreement, each Obligated Party may disclose Confidential Information of the Owning Party: (a) in response to a valid, competent and binding order of a Governmental Body; (b) if required by law or regulation; provided, however, that in the case of (a) and (b) the Obligated Party shall first have given reasonable prior notice to the Owning Party of such pending disclosure and shall have made a reasonable effort to obtain a protective order, or to cooperate with the Owning Party’s efforts, as applicable, to obtain a protective order limiting the extent of such disclosure and requiring that the Confidential Information so disclosed be used only for the purposes for which such order was issued or as required by such law or regulation; (c) to the extent and to the Persons required by rules of the National Association of Securities Dealers, and/or (d) as necessary to prosecute or defend litigation, including without limitation, litigation between the Parties, or otherwise establish rights or enforce obligations pursuant to procedures, if any, described in this Agreement, but only to the extent that any such disclosure is necessary for such purposes. Notwithstanding the preceding sentence or Section 8.4, either Party shall be free to disclose, without the other Party’s prior consent, the existence of this Agreement, the identity of the other Party and other information relating to the Transactions that is required to be disclosed under applicable securities laws and other applicable laws or regulations of the United States or any securities exchange or NASDAQ. Any Obligated Party (and any employee, representative, or other agent of any Obligated Party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that no Obligated Party will be permitted to disclose such tax treatment or tax structure to the extent that such disclosure would constitute a violation of federal or state securities laws. For the purposes of this Section 8.2, (a) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (b) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the Obligated Parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any Owning Party to a transaction or any sensitive business information (including, without limitation, the name and other specific information about any Owning Party’s intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

          8.3        Confidential Treatment upon Insolvency.  In the event that a court or other legal or administrative tribunal of competent jurisdiction, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party to this Agreement based on the insolvency or bankruptcy of such Party (or based on any other analogous or similar status of that Party), the bankrupt or insolvent Party shall promptly notify the court or other tribunal (i) that Confidential Information received from the Owning Party under this Agreement remains the property of the Owning Party, and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent Party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the Owning Party’s Confidential Information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

          8.4        Public Announcements.  It is understood that one or both of the Parties may issue a press release announcing the signing of this Agreement or Buyer’s proposed activities hereunder only after obtaining the mutual written agreement of the Parties as to the content of such release. The Parties shall consult with each other reasonably and in good faith with respect to the text and timing of any such press release prior to the issuance thereof. The Parties agree that the terms hereof are Confidential Information. Notwithstanding the foregoing prohibition on disclosure of the terms hereof, either Party may disclose the terms of this Agreement in accordance with Section 8.2 or, in the event that the terms of this Agreement have not previously been disclosed in accordance with Section 8.2, to: (i) Third Parties for due diligence purposes or similar investigations in connection with corporate financing transactions, as long as such disclosure is made under confidentiality obligations substantially as protective as those of Section 8; (ii) any Affiliates or permitted licensees or sublicensees, as long as such disclosure is made under such confidentiality obligations; and (iii) any Third Party in connection with any proposed assignment in accordance with Section 12.8, as long as such disclosure is made under such confidentiality obligations.

          8.5        Survival.  This Section 8 shall survive the termination or expiration of this Agreement for a period of ten (10) years.

SECTION 9

INDEMNIFICATION; HOLD HARMLESS COVENANT AND OTHER POST-CLOSING COVENANTS

          9.1        Sellers’s Indemnification.  Sellers shall indemnify and hold harmless Buyer and its Affiliates and each of its or their directors, officers, employees, advisors, shareholders, representatives, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) from and against any and all losses, damages, liabilities, judgments, objections, costs, and expenses, including but not limited to reasonable attorneys’ fees (collectively, “Losses”) sustained, suffered, or incurred by or imposed upon any Buyer Indemnified Party as a result of any claim, action, suit or proceeding (collectively, “Claims”) arising out of, based upon or related to:

                       9.1.1     liabilities of Sellers or its Affiliates to the extent related to the Purchased Assets other than the Assumed Liabilities;

                       9.1.2     any tax liability of Sellers or its Affiliates (other than taxes for which Buyer is expressly responsible pursuant to Section 3.2 of this Agreement);

                       9.1.3     any breach by Sellers, any of its Affiliates; and

                       9.1.4     any breach of any representation, warranty, covenant, agreement or obligation made by Sellers pursuant to this Agreement, provided that, in each case, Sellers shall not be obligated to indemnify any Buyer Indemnified Parties with respect to, and to the extent of, any Claims or Losses for which Buyer is obligated to indemnify Sellers Indemnified Parties pursuant to Section 9.2.

          9.2        Buyer’s Indemnification.   Buyer shall indemnify and hold harmless Sellers and its Affiliates and each of its or their directors, officers, employees, advisors, shareholders, representatives, agents, successors and assigns (collectively, the “Sellers Indemnified Parties”) from and against any and all Losses sustained, suffered, or incurred by or imposed upon any Sellers Indemnified Party as a result of any Claim arising out of, based upon or related to:

                       9.2.1     any of the Assumed Liabilities;

                       9.2.2     any breach of any representation, warranty, covenant, agreement or obligation made by Buyer pursuant to this Agreement, and

                       9.2.3     any tax liability of Buyer or its Affiliates (other than taxes for which Sellers is expressly responsible pursuant to Section 3.2 of this Agreement); provided that, in each case, Buyer shall not be obligated to indemnify any Sellers Indemnified Parties with respect to, and to the extent of, any Claims or Losses for which Sellers is obligated to indemnify Buyer Indemnified Parties pursuant to Section 9.1.

          9.3        Procedure.  If a claim or demand by a Third Party is made against an indemnified Party, and if such Party intends to seek indemnity with respect thereto under this Section 9, such indemnified Party shall promptly notify the indemnifying Party in writing of such claims or demands setting forth such claims in reasonable detail. The failure of the indemnified Party to give the indemnifying Party prompt notice as provided herein shall not relieve the indemnifying Party of any of its obligations under this Section 9, except to the extent that the indemnifying Party is materially prejudiced by such failure (in which case the indemnified Party shall have been deemed to have forfeited its rights to indemnification hereunder). The indemnifying Party shall have after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the defense (or settlement) thereof, and the indemnified Party shall cooperate with it in connection therewith; provided, that the indemnified Party may contribute to the strategy and content in such defense (or settlement) through counsel chosen by such indemnified Party and the fees and expenses of such counsel shall be borne by such indemnified Party unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, (ii) there exists a conflict of interest between the interests of the indemnified Party and the indemnifying Party, or (iii) the indemnifying Party has after of receipt of the applicable notice failed to assume such defense and employ counsel, in each of which events the indemnified Party may retain counsel, and the indemnifying Party shall pay the reasonable fees and expenses of such counsel for the indemnified Party (but in no event shall the indemnifying Party be obligated to pay reasonable fees and expenses of more than one firm (in addition to local counsel), which firm shall serve as counsel for all indemnified Parties). So long as the indemnifying Party is reasonably contesting any such claim in good faith, the indemnified Party shall not pay or settle any such claim. If the indemnifying Party does not notify the indemnified Party within after the receipt of the indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense (or settlement) thereof, the indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnifying Party shall not, except with the consent of the indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all indemnified Parties (i.e., Sellers Indemnified Parties or Buyer Indemnified Parties, as the case may be) an unconditional release from all liability with respect to such claim.

          9.4        Limits on Indemnification and other Limits on Liability Arising Under this Agreement.

                        9.4.1     Special, Punitive, Consequential and Incidental Damages.

                                  (1)     Between Sellers and Buyer.  Except for breaches of confidentiality hereunder, in no event shall either Party be liable to the other Party for any special, punitive, consequential or incidental damages for any reason under this Agreement.

                                  (2)     By Third Parties.  Sellers or Buyer, as the case may be, may be liable to the Buyer Indemnified Parties or Sellers Indemnified Parties, as the case may be, for special, punitive, consequential and/or incidental damages awarded against an indemnified Party as a result of any Claim or demand asserted or brought by or in favor of a Third Party.

                        9.4.2     Indemnity Payments Reduced by Insurance Proceeds.  Any indemnity payment payable pursuant to this Agreement shall be decreased to the extent of any insurance proceeds actually received by the Buyer Indemnified Party or Sellers Indemnified Party, as the case may be, reduced by the premiums paid by the applicable indemnified Party with respect to the applicable insurance policies.

SECTION 10

DISPUTE RESOLUTION

           10.1        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the following procedures if and when a dispute arises under this Agreement. Any such disputes shall be first referred by either Party to executive officers designated by each Party. If such executive officers are unable to resolve such a dispute within 28 days of being requested by a Party to resolve the dispute, the matter shall be escalated to the chief executive officer of Buyer and that of  Sellers, for resolution through good faith discussions. In the event that these officers of Buyer and Sellers cannot resolve the dispute within 28 days of being requested by a Party to resolve a dispute, either Party shall be free, after providing written notice to the other Party, to pursue any and all legal and proper recourse or remedy at law or in equity.

           10.2        Injunctive Relief.  Notwithstanding the foregoing, in the event of an actual or threatened material breach hereunder, the aggrieved Party may seek restraining orders, specific performance or other injunctive relief without submitting to such dispute resolution procedure. The Parties agree that, in the event of any material breach or threatened material breach by any Party of any covenant, agreement, obligation or other provision set forth in this Agreement for the benefit of any other Party, such other Party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, agreement, obligation or other provision, and (ii) an injunction restraining such material breach or threatened material breach.

          10.3        Tolling.  The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in this Section 10 are pending, and the Parties shall cooperate in taking any and all actions necessary to achieve such a result.

SECTION 11

SURVIVAL

          11.1        Survival of Rights and Obligations.  The rights and obligations of the Parties under Sections 1, 2.2, 3, 6.2, 6.2.3, 7, 8, 9 and 10, shall survive in accordance with their stated term if a term is stated, and shall survive indefinitely if no term is stated.

SECTION 12

MISCELLANEOUS

          12.1        Further Assurances and Actions.

                       12.1.1     In addition to any other obligations hereunder, each of the Parties hereto upon the request of the other Party hereto, whether before or after the Time of Closing and without further consideration, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, instruments, amendments, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the Transactions contemplated by this Agreement and to give full and binding effect to the rights expressly granted herein Sellers and Buyer each agree to execute and deliver such other documents, certificates, agreements, amendments, instruments and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the Transactions contemplated by this Agreement.

                       12.1.2     Sellers agrees that, upon reasonable request and without further compensation, but at no expense to Sellers, Sellers and its legal representatives, assigns and employees will do all lawful acts, including the execution of papers and the giving of testimony, that may be necessary or desirable for obtaining, sustaining, reissuing, or enforcing each of the patents included in the Subject Technology in the United States and throughout the world, and for perfecting, recording, or maintaining the title of Buyer, and Buyer’s successors and assigns, in and to each of the patents included in the Subject Technology in the United States and throughout the world. In the event that Buyer is unable for any reason to secure any of the Sellers’s signatures to any document that may be necessary or desirable for obtaining, sustaining, reissuing, or enforcing each of the patents included in the Subject Technology in the United States and throughout the world, or for perfecting, recording, or maintaining the title of Buyer, and Buyer’s successors and assigns, in and to each of the patents included in the Subject Technology  in the United States and throughout the world, Sellers hereby irrevocably designates and appoints Buyer and Buyer’s duly authorized officers and agents as Sellers’s agents and attorneys-in-fact to act for and on Sellers’s behalf and instead of Sellers to execute such document, all with the same legal force and effect as if executed by Sellers. Such actions shall include assisting in preparing and filing, and then assigning to Buyer, new patent applications directed to currently unpatented intellectual rights comprised in the Subject Technology.

                       12.1.3      Sellers will do all lawful acts, at (notwithstanding any provisions in this Agreement to the contrary) Buyer’s sole cost and expense, including the prosecution of patents comprised in the Subject Technology, execution of papers, payment of fees, filing of responses, and the giving of testimony, that may be reasonably necessary or desirable for obtaining, sustaining, maintaining, reissuing, or enforcing each of the patents comprised in the Subject Technology in the United States and throughout the world, and for perfecting, recording, or maintaining the title of Buyer, and Buyer’s successors and assigns, in and to each of the patents comprised in the Subject Technology in the United States and throughout the world. During such time Sellers will also promptly and timely inform Buyer of any such needed actions and provide copies of communications from and to patent offices throughout the world.

                       12.1.4     Notwithstanding anything to the contrary in Section 12.1.2 and Section 12.1.3, the Parties acknowledge that Buyer is primarily responsible for the obligations set forth in Sections 12.1.2 and Section 12.1.3.

          12.2        Notices.  Any notice, direction or other instrument required or permitted to be given to Sellers hereunder shall be in writing and sent via certified or registered mail, return receipt requested, overnight courier, or by delivering the same by telecommunication, with the original sent by one of the foregoing manners, addressed to Sellers as follows:

To:	True Product ID, Inc.
1615 Walnut Street, 3rd Floor
Philadelphia, PA 19102
Attn: CEO or President
Fax: (215) 972-6988

To:	True Product Id Technology Limited
Suite 1005, Allied Kajima Building 138, Gloucester Road, Hong Kong
Attn: CEO or President

         Any notice, direction or other instrument required or permitted to be given to Buyer hereunder shall be in writing and sent via registered or certified mail, return receipt requested, or overnight courier, or by delivering the same by fax with the original sent by one of the foregoing manners, addressed as follows:

To:	Saddington Limited
BVI 1499542. P.O. 957
Offshore Incorporations Centre
Road Town
Tortola
British Virgin Islands

Copy to:	Christopher Gordon, Esquire
ROBERTSONS
57th Floor, The Center
99 Queen’s Road Central, Hong Kong
Fax: (852) 2868 5820

         Any such notice, direction or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered and if transmitted by fax shall be deemed to have been given at the opening of business in the office of the addressee on the business day next following the transmission thereof, provided that proof of successful transmission is provided to the intended recipient on request by the intended recipient. Any Party hereto may change its address for service from time to time by notice given to the other Parties hereto in accordance with the foregoing.

           12.3        Relationship of the Parties.  Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between the Parties. No Party to this Agreement nor its agents has any authority of any kind to bind the other Party in any respect whatsoever.

           12.4        Applicable Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the Parties hereto shall be governed by, the laws of the State of Delaware, without reference to conflicts of law principles.

           12.5        Entire Agreement.  This Agreement, including the Exhibits hereto constitute the entire agreement between the Parties hereto with respect to the Transactions and, except as stated herein and in the instruments and documents to be executed and delivered pursuant hereto, contain all of the agreements between the Parties hereto, and there are no verbal or written agreements or understandings between the Parties hereto and relating the subject matter hereof not reflected in this Agreement, all of which agreement or understandings are hereby superseded. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties hereto.

          12.6        Counterparts.  This Agreement may be executed in two or more counterparts, which may be executed via facsimile or electronic means, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

          12.7        Binding Agreement; Parties in Interest.  This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of and shall be binding upon the Parties hereto and their respective heirs, executors, successors, administrators, and permitted assigns.

          12.8        Assignment.   Buyer may assign this Agreement and its rights and obligations hereunder without Sellers’s consent; provided that such purchaser agrees in writing to be bound by the terms of this Agreement. Buyer may assign or otherwise dispose of any Purchased Assets without Sellers’s consent; provided that such Buyer agrees in writing to be bound by the terms of this Agreement, as they may apply to any such Purchased Assets that survive. In no event shall Buyer require the consent of Sellers to grant any license under the intellectual property comprised in the Subject Technology or to distribute, sell or otherwise commercialize any product or service claimed or covered by any of the intellectual property comprised in the Subject Technology. Buyer and its Affiliates shall have an affirmative obligation to provide advance written notice of Sellers’s rights under the Hold Harmless Covenant to any buyer, assignee or licensee of any of the Purchased Assets. Buyer shall provide written notice to Sellers within five (5) calendar days after the entry into a written agreement to assign, sell, license or otherwise dispose of any of the Purchased Assets to a Third Party; which notice shall include the name and contact information of such Third Party. Sellers may not assign this Agreement or any of its rights and obligations hereunder to any Third Party without the consent of Buyer, which consent shall not be unreasonably withheld or refused, except in the event of any change in control or winding up of Sellers (pursuant to a merger, stock acquisition, bankruptcy, liquidation, sale of substantially all of its assets, re-organization or renaming of Sellers or the like); and provided that such Sellers or successor agrees in writing to be bound by the terms of this Agreement. No assignment shall relieve either Party of its responsibility for the performance of any obligation which accrued and matured prior to the effective date of such assignment. Any assignment not in accordance with this Agreement shall be void.

           12.9        Waiver; Remedies Cumulative.  No failure or delay on the part of a Party hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto on any one occasion shall operate as a waiver of such right, power or privilege in the future; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights and remedies granted herein shall be cumulative and in addition to other rights and remedies to which the Parties may be entitled at law or in equity.

           12.10        Severability.

                        12.10.1     In the event any portion of this Agreement is or is held by any court or tribunal of competent jurisdiction to be illegal, void or ineffective, the remaining provisions hereof shall remain in full force and effect.

                        12.10.2     If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to the minimum extent necessary to procure conformity with such statute or rule of law.

           12.11        Venue.

                        12.11.1     Any legal action or other legal proceeding relating to this Agreement or the enforcement of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each Party:

                                 (1)  expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware), in connection with any such legal proceeding;

                                 (2)  agrees that service of any process, summons, notice or document by certified or registered mail addressed to such Party at the address set forth in Section 12.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                                 (3)  agrees that each state and federal court located in the State of Delaware, shall be deemed to be a convenient forum; and

                                 (4)  agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim by such Party that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

[Signature Page Follows]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, this Asset Sale Agreement has been duly executed by the authorized representatives of the Parties hereto as of the date first above written.

CORPORATE SEAL:

SADDINGTON LIMITED

By:

Name:

Title: Authorised Signatory

CORPORATE SEAL:

TRUE PRODUCT ID, INC. on its own behalf and on behalf of its Affiliates, including TRUE PRODUCT ID TECHNOLOGY (BEIJING) LIMITED

By:

Name: Ke Ke Wang

Title: President

COMPANY SEAL:

TRUE PRODUCT ID TECHNOLOGY LIMITED

By:

Name:

Title: Authorised Signatory

EXHIBIT “1”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

EXHIBIT 1
TO
TPID-SADDINGTON ASSET SALE AGREEMENT

SCHEDULE OF SUBJECT TECHNOLOGY

The term “Subject Technology,” as used in this Agreement, shall include any and all technology, know-how, proprietary information, trade secrets and intellectual property which is licensed to and/or is developed, possessed, used, and/or owned by and for SELLERS related to anti-counterfeiting, product authentication, product safety monitoring, supply chain tracking and management, and any and all applications and improvements, enhancements, or modifications related thereto, including, but not limited to, taggant, scanners, marking equipment, hardware, software, other components, algorithms, software, systems, procedures, protocols, processes, and other technologies, as described in, inter alia, (a) SELLERS’ prior filings and submissions with any regulatory authority; and (b) SELLERS’ prior patent, trademark, copyright, and/or other intellectual property filings and submissions. Included, without limitation, within the scope of the term “Subject Technology” are the technologies and all applications and aspects related thereto known or referred to as Synthetic DNA or SDNA; KMACK; and any and all technologies related to TPID’s projects in China and other parts of Asia, including, but not limited to, the project with AQSIQ.

The term, “Subject Technology,” as used in this Agreement, shall include all trademarks, patents, marks and logos (whether registered or not) held or applied by Sellers (individually and/or collectively).

For the purpose of this Schedule only, Sellers shall mean TPID US, TPID HK and their Affiliates, including TPID Beijing.

The term “Subject Technology” shall include all technology arising from the following patents, patent application, and national phase applications/documents:

PATENTS

(1)           PCT

(WO/2007/014532) METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOFPub. No.:	WO/2007/014532	International Application No.:	PCT/CN2006/001946
Publication Date:	08.02.2007	International Filing Date:	02.08.2006
Chapter 2 Demand Filed: 02.03.2007
(WO/2007/014532) METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOFPub. No.:	WO/2007/014532	International Application No.:	PCT/CN2006/001946
Publication Date:	08.02.2007	International Filing Date:	02.08.2006
Chapter 2 Demand Filed: 02.03.2007
IPC:
G06K 19/00 (2006.01), B07C 5/34 (2006.01)
Applicants:   TRUE PRODUCT ID TECHNOLOGY (BEIJING) LIMITED [CN/CN]; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN) (All Except US).
LI, Ning [CN/CN]; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN) (US Only).
Inventor:   LI, Ning; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN).
Agent:      CCPIT PATENT AND TRADEMARK LAW OFFICE; 8th Floor, Vantone New World Plaza, 2 Fuchengmenwai Street, Beijing 100037 (CN).
Priority Data:   200510089020.1  03.08.2005   CN
200510089020.1	03.08.2005	CN

Title:	METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOF
Abstract:

The present invention provides a method of labeling, detecting and managing the goods and device thereof. The method of present invention includes the step of defining the label of goods, the label comprises at least one chemical element in the chemical element inhering in the goods and/or additional chemical element; the step of providing the database which contains the labeled data; the step of detecting the signal sent by goods, generating the detection data and comparing it with data in the database; the step of determining whether the good to be detected is the labeled good or not according to the comparing result, and reading at least one message of the good in the database. The goods labeling and detecting solution of the present invention can used in many fields of society economic and administrative management, such as identification, goods label, preventing the goods replaced with others, physical distribution management, statistic analysis and so on.

Designated States:
AE, AG, AL, AM, AT, AU, AZ, BA, BB, BG, BR, BW, BY, BZ, CA, CH, CN, CO, CR, CU, CZ, DE, DK, DM, DZ, EC, EE, EG, ES, FI, GB, GD, GE, GH, GM, HN, HR, HU, ID, IL, IN, IS, JP, KE, KG, KM, KN, KP, KR, KZ, LA, LC, LK, LR, LS, LT, LU, LV, LY, MA, MD, MG, MK, MN, MW, MX, MZ, NA, NG, NI, NO, NZ, OM, PG, PH, PL, PT, RO, RS, RU, SC, SD, SE, SG, SK, SL, SM, SY, TJ, TM, TN, TR, TT, TZ, UA, UG, US, UZ, VC, VN, ZA, ZM, ZW.
African Regional Intellectual Property Org. (ARIPO) (BW, GH, GM, KE, LS, MW, MZ, NA, SD, SL, SZ, TZ, UG, ZM, ZW)
Eurasian Patent Organization (EAPO) (AM, AZ, BY, KG, KZ, MD, RU, TJ, TM)
European Patent Office (EPO) (AT, BE, BG, CH, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IS, IT, LT, LU, LV, MC, NL, PL, PT, RO, SE, SI, SK, TR)
African Intellectual Property Organization (OAPI) (BF, BJ, CF, CG, CI, CM, GA, GN, GQ, GW, ML, MR, NE, SN, TD, TG).

Publication Language:	Chinese (ZH)
Filing Language:	Chinese (ZH)
The Company subsequently requested the commencement of national phase examinations of its PCT application for the United States, South Korea, Japan, Mexico, India, Brazil, Indonesia, Canada, the Philippines, and the European Patent Office.

(2)           Chinese Patents/Patent Applications:

Title: “Method and Apparatus Using Chemical Elemental Taggant and the Chemical Elemental Taggant.”
Number: 200510089020.1
Filing Date: 02 August 2005

中华人民共和国国家知识产权局
STATE INTELLECTUAL PROPERTY OFFICE
OF THE PEOPLE'S REPUBLIC OF CHINA

证　　明

本证明之附件是向本局提交的下列专利申请副本

申　　请　　日：2005.08.03

申　　请　　号：200510089020.1

申　请　类　别：发明专利

发明创造名称：利用化学元素标记方法和设备及化学元素标记

申　　请　　人：北京鑫运泽信科技有限公司

发明人或设计人：李宁

中华人民共和国
国家知识产权局局长 田力普

2006 年 12 月 14 日

EXHIBIT “2”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

EXHIBIT 2
TO
TPID-SADDINGTON ASSET SALE AGREEMENT

SCHEDULE OF ASIAN CONTRACTS

The term, “Asian Contracts,” shall include any and all agreements, contracts, and/or projects in the People’s Republic of China, Hong Kong, Macau, and other parts of Asia arising from the Subject Technology, which were entered into by any of the Sellers and their Affiliates, including TPID Beijing

The term, “Asian Contracts,” shall include any and all agreements, contracts, and/or projects related to the Subject Technology, which any of the Sellers and/or their Affiliates entered with the State General Administration for Quality Supervision, Inspection and Quarantine of the People’s Republic of China, including, but not limited to, any and all agreements, contracts, and/or projects related to the Subject Technology which were referenced in the June 2, 2007 AQSIQ Circular of the Implementation of “the Standard of the National Special Equipment Security Identification and the Establishment of Information Management System of National Special Equipment Around the Country,” the June 2007 “The Standards of Special Equipment Safety Logo” The Project Cooperation Agreement, Contract Number 0076180, and the “National Security Special Equipment Identification Standards Project Cooperation Agreement Supplementary Provisions.”

The term, “Asian Contracts,” shall also include the contracts entered with any of the Sellers and their Affiliates including TPID Beijing and:

a.	China Federation of Industry and Commerce Auto & Motorbike Parts articles for use Chamber of Commerce;

b.	Beijing Chinese Painting & Calligraphy Collector Association; and

c.	Helida (Xinyang) Pharmaceuticals Co., Ltd.

EXHIBIT “3”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

EXHIBIT 3
TO
TPID-SADDINGTON ASSET SALE AGREEMENT

SCHEDULE OF ASIAN FIXED ASSETS

The term “Asian Fixed Assets,” as used in this Agreement, shall include any and all fixed assets owned or held by any of the Sellers in Asia.

TPID does not have any fixed assets in Asia, other than its ownership interest in TPID HK and TPID Beijing and in any intellectual property of TPID Beijing, both of which are disclosed in the Agreement and which are to be sold and transferred to Buyer under this Agreement.

To the extent applicable, “Asian Fixed Assets” shall also include the rights to the Subject Technology owned by Seller and their Affiliates, including TPID Beijing.

The term “Subject Technology” shall include all technology arising from the following patents, patent application, and national phase applications/documents:

PATENTS

(1)           PCT

(WO/2007/014532) METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOFPub. No.:	WO/2007/014532	International Application No.:	PCT/CN2006/001946
Publication Date:	08.02.2007	International Filing Date:	02.08.2006
Chapter 2 Demand Filed: 02.03.2007
(WO/2007/014532) METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOFPub. No.:	WO/2007/014532	International Application No.:	PCT/CN2006/001946
Publication Date:	08.02.2007	International Filing Date:	02.08.2006
Chapter 2 Demand Filed: 02.03.2007
IPC:                     G06K 19/00 (2006.01), B07C 5/34 (2006.01)
Applicants:        TRUE PRODUCT ID TECHNOLOGY (BEIJING) LIMITED [CN/CN]; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN) (All Except US).
LI, Ning [CN/CN]; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN) (US Only).
Inventor:            LI, Ning; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN).
Agent:                CCPIT PATENT AND TRADEMARK LAW OFFICE; 8th Floor, Vantone New World Plaza, 2 Fuchengmenwai Street, Beijing 100037 (CN).
Priority Data:   200510089020.1    03.08.2005   CN
200510089020.1	03.08.2005	CN

Title:	METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOF
Abstract:

The present invention provides a method of labeling, detecting and managing the goods and device thereof. The method of present invention includes the step of defining the label of goods, the label comprises at least one chemical element in the chemical element inhering in the goods and/or additional chemical element; the step of providing the database which contains the labeled data; the step of detecting the signal sent by goods, generating the detection data and comparing it with data in the database; the step of determining whether the good to be detected is the labeled good or not according to the comparing result, and reading at least one message of the good in the database. The goods labeling and detecting solution of the present invention can used in many fields of society economic and administrative management, such as identification, goods label, preventing the goods replaced with others, physical distribution management, statistic analysis and so on.

Designated States:
AE, AG, AL, AM, AT, AU, AZ, BA, BB, BG, BR, BW, BY, BZ, CA, CH, CN, CO, CR, CU, CZ, DE, DK, DM, DZ, EC, EE, EG, ES, FI, GB, GD, GE, GH, GM, HN, HR, HU, ID, IL, IN, IS, JP, KE, KG, KM, KN, KP, KR, KZ, LA, LC, LK, LR, LS, LT, LU, LV, LY, MA, MD, MG, MK, MN, MW, MX, MZ, NA, NG, NI, NO, NZ, OM, PG, PH, PL, PT, RO, RS, RU, SC, SD, SE, SG, SK, SL, SM, SY, TJ, TM, TN, TR, TT, TZ, UA, UG, US, UZ, VC, VN, ZA, ZM, ZW.
African Regional Intellectual Property Org. (ARIPO) (BW, GH, GM, KE, LS, MW, MZ, NA, SD, SL, SZ, TZ, UG, ZM, ZW)
Eurasian Patent Organization (EAPO) (AM, AZ, BY, KG, KZ, MD, RU, TJ, TM)
European Patent Office (EPO) (AT, BE, BG, CH, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IS, IT, LT, LU, LV, MC, NL, PL, PT, RO, SE, SI, SK, TR)
African Intellectual Property Organization (OAPI) (BF, BJ, CF, CG, CI, CM, GA, GN, GQ, GW, ML, MR, NE, SN, TD, TG).

Publication Language:	Chinese (ZH)
Filing Language:	Chinese (ZH)
The Company subsequently requested the commencement of national phase examinations of its PCT application for the United States, South Korea, Japan, Mexico, India, Brazil, Indonesia, Canada, the Philippines, and the European Patent Office.

(2)           Chinese Patents/Patent Applications:

Title: “Method and Apparatus Using Chemical Elemental Taggant and the Chemical Elemental Taggant.”
Number: 200510089020.1
Filing Date: 02 August 2005

EXHIBIT “4”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

EXHIBIT 4
TO
TPID-SADDINGTON ASSET SALE AGREEMENT

SCHEDULE OF COUNTRIES IN ASIA

The term “Asia,” as used in this Agreement, shall mean:

• The People’s Republic of China, including Hong Kong SAR, Macau SAR, and Tibet;
• Japan
• North Korea
• South Korea
• Mongolia
• Taiwan
• India
• Bhutan
• Bangladesh
• Nepal
• Pakistan
• Sri Lanka
• Afghanistan
• Cambodia
• Indonesia
• Lao PDR
• Malaysia
• Myanmar (Burma)
• Philippines
• Singapore
• Thailand
• Timor-Leste
• Vietnam

EXHIBIT “5”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

EXHIBIT 5
TO
TPID-SADDINGTON ASSET SALE AGREEMENT

SCHEDULE OF ASIAN CONTRACTS SUBJECT TO NOPBT

The “Asian Contracts” for which Buyer shall provide a Revenue Share Participation to TPID pursuant to the Agreement shall include:

•
any and all agreements, contracts, and/or projects, which any of the Sellers and their Affiliates including TPID Beijing, entered with the State General Administration for Quality Supervision, Inspection and Quarantine of the People’s Republic of China, including, but not limited to, any and all agreements, contracts, and/or projects which were referenced in the June 2, 2007 AQSIQ Circular of the Implementation of “the Standard of the National Special Equipment Security Identification and the Establishment of Information Management System of National Special Equipment Around the Country,” the June 2007 “The Standards of Special Equipment Safety Logo” The Project Cooperation Agreement, Contract Number 0076180, and the “National Security Special Equipment Identification Standards Project Cooperation Agreement Supplementary Provisions;”

•	The contract entered into by any of the Sellers and their Affiliates including TPID Beijing, with China Federation of Industry and Commerce Auto & Motorbike Parts articles for use Chamber of Commerce;
•	The contract entered into by any of the Sellers and their Affiliates including TPID Beijing with Beijing Chinese Painting & Calligraphy Collector Association; and
•	The contract entered into by any of the Sellers and their Affiliates including TPID Beijing with Helida (Xinyang) Pharmaceuticals Co., Ltd.

EXHIBIT “6”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is entered into this 3rd day of November 2008 (the "Effective Date") by and between: (1) SADDINGTON LIMITED , a limited liability company duly formed and organized in the British Virgin Islands, with a registered office at BVI 1499542, P.O. 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and its nominees, delegees, and/or assigns (collectively “LICENSOR”); and (2) TRUE PRODUCT ID, INC., a Delaware, US corporation, with offices at 1615 Walnut Street, 3rd Floor, Philadelphia, PA 19102, and/or its nominees, delegees, and/or assigns (collectively “LICENSEE”).

(LICENSOR and LICENSEE are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party.”)

W I T N E S S E T H:

WHEREAS, LICENSOR is the sole owner and holder of all intellectual property, proprietary rights and know-how, and all other rights and interests related to and associated with the Patented and Unpatented Licensed Technology (as those terms are defined below in Section 1 of this Agreement);

WHEREAS, LICENSOR is the sole owner and holder of the Exclusive Distribution, Development, Manufacturing, Regulatory and R&D Rights (as those terms are defined below in Section 1 of this Agreement) related to and associated with the Patented and Unpatented Licensed Technology;

WHEREAS, to the best of its information, knowledge and belief, LICENSOR has the power, right, and authority to grant to LICENSEE an exclusive (even to LICENSOR), sublicensable, royalty-bearing license to make, have made, use, import, offer for sale, and sell the Licensed Product (as defined below in Section 1 of this Agreement) and to grant to LICENSEE the Exclusive Distribution, Development, Manufacturing, Regulatory and R&D Rights in the Exclusive Territory (as defined in Section 1 of this Agreement);

WHEREAS, LICENSEE wishes to make all commercially reasonable efforts to: (a) make, have made, use, import, offer for sale, and sell the Licensed Product in the Territory (as defined in Section 1 below of this Agreement); and (b) exercise the Exclusive Distribution, Development, Manufacturing, Regulatory and R&D Rights in the Exclusive Territory;

WHEREAS, LICENSEE has strategic government, industry, technology, distribution, marketing, research & development, design/engineering, manufacturing and other relationships and contacts throughout the Territory which could assist in the marketing, distribution, design, engineering, manufacturing, regulatory approval, development, research and development, and other commercialization or utilization of the Patented and Unpatented Licensed Technology;

WHEREAS, LICENSEE desires to obtain from LICENSOR an exclusive (even as to LICENSOR), sublicensable license with regard to the Patented and Unpatented Licensed Technology in the Exclusive Territory;

WHEREAS, LICENSEE and LICENSOR are in agreement with respect to the terms and conditions upon which LICENSOR shall grant LICENSEE an exclusive license for the Territory with regard to the Patented and Unpatented Licensed Technology and shall grant LICENSEE the Exclusive Distribution, Manufacturing, Development, Regulatory, and R&D Rights for the Exclusive Territory;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the sufficiency of which is mutually and explicitly acknowledged by the Parties, the Parties, each intending to be legally bound hereby, do promise and agree as follows.

1.           DEFINITIONS.  As used in this Agreement, the following terms shall have the following respective meanings:

1.1.           “Affiliate” means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control of either Party. For purposes of this definition, control shall mean direct or indirect ownership of more than fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors (but only as long as such ownership exists).

1.2.           “TPID Technology” is defined in Exhibit C to this Agreement.

1.3.           “Confidential Information” shall mean any confidential or proprietary information of a Party including, without limitation, all specifications, know-how, inventions, trade secrets, technical information, drawings, software, prototypes, models, inventions, discoveries, assays, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial and business information, whether disclosed in oral, written, graphic, or other electronic form. All information exchanged between the Parties in connection with this Agreement as well as this Agreement itself shall be deemed Confidential Information under this Agreement.

1.4.           “Effective Date” shall have the meaning ascribed to such term in the opening paragraph of this Agreement.

1.5.           “Exclusive Development Rights” shall mean any and all rights, on an exclusive basis and with the right to sublicense, to design, redesign, engineer, reengineer, and/or otherwise develop (technically, clinically, and otherwise) the Licensed Product in the Exclusive Territory.

1.6.           “Exclusive Distribution Rights” shall mean any and all rights, on an exclusive basis and with the right to sublicense, to market, distribute, advertise, sell, have sold, import, commercialize, and/or otherwise utilize the Licensed Product in the Exclusive Territory.

1.7.           “Exclusive Manufacturing Rights” shall mean any and all rights, on an exclusive basis and with the right to sublicense, to make, have made, and manufacture the Licensed Product in the Exclusive Territory.

1.8.           “Exclusive Territory” shall mean the territories and countries designated as exclusive as set forth in Exhibit B to this Agreement.

1.9.           “Exclusive Regulatory Rights” shall mean any and all rights, on an exclusive basis and with the right to sublicense, to seek, handle, coordinate, manage, administer and secure regulatory approval (technically, clinically, and otherwise) with respect to the Licensed Product in the Exclusive Territory.

1.10.          “Exclusive R&D Rights” shall mean any and all rights, on an exclusive basis and with the right to sublicense, to conduct research and development (technically, clinically, and otherwise) with respect to the Licensed Product in the Exclusive Territory.

1.11.           “Gross Receipts” shall mean the total amount of funds actually received and collected by LICENSEE from sales, lease or other commercialization or distribution or use of the Licensed Product, including, but not limited to, (x) cash, money orders and cleared checks less charges imposed by banks for clearing, deposits, redeposits or returns and (y) cleared credit card charges less the bank discount rate; less the following amounts actually paid by LICENSEE, its affiliates, licensees, distributors and manufacturers: i.) discounts allowed; ii.) returns; iii.) transportation charges or allowances; iv.) packing and transportation packing material costs; v.)  customs and duties charges; and vi.) sales, transfer and other excise taxes or other governmental charges (including any tax or government charge, duty or assessment or any tax such as a value added or similar tax or government charge) levied on or measured by the sales but no franchise or income tax of any kind whatsoever. The term “Gross Receipts” shall also include funds actually received and collected by LICENSEE from any sublicensee of LICENSEE in connection with the TPID Technology and Patented and Unpatented Licensed Technology, including, but not limited to, any licensing fees received by LICENSEE from sublicensees of LICENSEE regarding the TPID Technology and the Patented and Unpatented Licensed Technology.  The term “Gross Receipts” shall also include funds actually received and collected by LICENSEE from or as a result of any settlement, judicial, mediation or arbitration proceedings, or litigation arising from an alleged infringement by a third party of the Patented or Unpatented Licensed Technology.  To the extent possible, the term “Gross Receipts” shall be interpreted in according with U.S. GAAP principles.  Revenue received from foreign sources shall be at its value in U.S. dollars when received.

1.12.          “Improvements” means all additions, developments, modifications, enhancements and adaptations (i) which directly relate to or are used in connection with the Patented and Unpatented Licensed Technology, and (ii) which are conceived or reduced to practice prior to or during the Term.

1.13           “Licensed Product” means any and all taggants, scanners, marking equipments, devices, sensors, hardware, software, and other products, components or services incorporating the Patented and Unpatented Licensed Technology and Improvements.

1.14.            "NOPBT" means Net Operating Profit Before Tax and shall mean the total amount of operating revenues of LICENSEE less the operating expenses including costs of goods or technology supplied and share costs of distribution and selling and administrative expenses and headquarters expenses of LICENSEE and prior to applying taxes, as adjusted for interest expense on the present value of operating leases but excluding interest expense or income on debt and cash. To the extent possible, the term “NOPBT” shall be interpreted in accordance with U.S. GAAP principles. Revenue received from foreign sources shall be at its value in U.S. dollars when received.

1.15.             “Patented Licensed Technology” means any and all technologies, including, but not limited to, devices, sensors, other components, algorithms, software, systems, procedures, protocols, processes, information, data, methods of use, techniques, ideas, inventions and other technologies, which is governed by the Patents.  To the extent that the Patent for certain Patented Licensed Technology expires, lapses, and/or is otherwise terminated or rendered invalid, such Patented Licensed Technology shall be automatically and immediately deemed Unpatented Licensed Technology for the balance of the Term for the Unpatented Licensed Technology, provided that this Agreement is still in effect and has not been properly terminated.

1.16.             “Patents” means the patent applications and patents listed in Exhibit A hereto and any and all other patent applications and patents and amendments thereto, including foreign equivalents, and any and all substitutions, extensions, additions, reissues, re-examinations,           renewals, divisions, continuations, continuations-in-part or supplementary protection certificates owned by or licensed to LICENSOR prior to and during the Term relating to the TPID Technology or any Improvements.

1.17.              “Regulatory Approval” means all governmental approvals and authorizations necessary for the manufacture and commercial sale of the Licensed Product and other devices, sensors, and/or other components or services incorporating the Patented and Unpatented Licensed Technology in a country of the Territory, including, but not limited to, marketing authorization, pricing approval and pricing reimbursement, as applicable.

1.18.               “Term” means the term set forth in Exhibit B to this Agreement.

1.19.              “Term for the Patented Licensed Technology” means the life or duration of each applicable Patent, as renewed, reinstituted, and/or otherwise extended.

1.20.              “Term for the Unpatented Licensed Technology” means the Term as defined in subsection 1.18 above and Exhibit B to this Agreement.

1.21.              “Territory” means the Exclusive Territory.

1.22.               “Unpatented Licensed Technology” is defined in Exhibit C to this Agreement and shall also means any and all components of the TPID Technology other than the Patented Licensed Technology, including, but not limited to, devices, sensors, other components, algorithms, software, systems, procedures, protocols, processes, information, data, methods of use, techniques, ideas, inventions, trade secrets and any other technical information or proprietary technologies relating to the development, use or sale of any device, sensor or other product, service, or manifestation of the TPID Technology, provided that LICENSOR has the right to license and/or sublicense to Licensee. To the extent that the Patent for certain Patented Licensed Technology expires, lapses, and/or is otherwise terminated or rendered invalid, such Patented Licensed Technology shall be automatically and immediately deemed Unpatented Licensed Technology for the balance of the Term for the Unpatented Licensed Technology, provided that this Agreement is still in effect and has not been properly terminated.

2.                 EXCLUSIVE SUBLICENSABLE, ROYALTY-BEARING LICENSE GRANT.

2.1.           Exclusive Sublicensable, Royalty-Bearing License Grant for Patented Licensed Technology.  Subject to the provisions of this Agreement, LICENSOR hereby grants to LICENSEE for the Term for the Patented Licensed Technology the exclusive (even as to LICENSOR), sublicensable, royalty-bearing right and license to make, have made, use, import, offer for sale, and sell the Licensed Product incorporating the Patented Licensed Technology and Improvements in the Exclusive Territory, provided however that any agreement entered by LICENSEE to use the Patented and Unpatented Technology and its Improvements (e.g., license, joint venture, or other agreement) for any territory outside Asia except for the United States must be reviewed and approved by LICENSOR.

2.2.           Exclusive Sublicensable, Royalty-Bearing License Grant for Unpatented Licensed Technology.  Subject to the provisions of this Agreement, LICENSOR hereby grants to LICENSEE for the Term for the Unpatented Licensed Technology the exclusive (even as to LICENSOR), sublicensable, royalty-bearing right and license to make, have made, use, import, offer for sale, and sell the Licensed Product incorporating the Unpatented Licensed Technology in the Exclusive Territory,  provided however that any agreement entered by LICENSEE to use the Patented and Unpatented Technology and its Improvements (e.g., license, joint venture, or other agreement) for any territory outside Asia except for the United States must be reviewed and approved by LICENSOR.

2.3.           Exclusive Sublicensable, Grant of Exclusive Development, Distribution, Manufacturing, Regulatory and R&D Rights Associated with the Patented and Unpatented Licensed Technology.  To the extent not already granted by LICENSOR to LICENSEE in subsections 2.1 and 2.2 above of this Agreement, subject to the terms and conditions of this Agreement, LICENSOR grants to LICENSEE, on an exclusive basis in the Exclusive Territory, the Exclusive Development, Distribution, Manufacturing, Regulatory, and R&D Rights associated with the Patented and Unpatented Licensed Technology for the applicable Term for Patented Technology and Term for Unpatented Technology,  provided however that any agreement entered by LICENSEE to use the Patented and Unpatented Technology and its Improvements (e.g., license, joint venture, or other agreement) for any territory outside Asia except for the United States must be reviewed and approved by LICENSOR.

2.4.           LICENSEE may grant sublicenses to any third party with respect to any of the licenses and rights granted by LICENSOR to LICENSEE, including, but not limited to, the licenses and rights granted in subsections 2.1-2.3 above of this Agreement. provided that LICENSEE shall make all commercially reasonably efforts (a) to ensure that the sublicensee meets the applicable obligations of LICENSEE under this Agreement (other than the obligations by the LICENSEE to pay Royalties under this Agreement) and (b) to ensure that price charged by any sublicensee for the Licensed Product reasonably comports with market conditions for the applicable countr(ies) in the Exclusive Territory,  provided however that (a) any agreement entered by LICENSEE to use the Patented and Unpatented Technology (e.g., license, joint venture, or other agreement) for any territory outside Asia except for the United States must be reviewed and approved by LICENSOR.

2.5           LICENSEE shall not exploit the Patented and Unpatented Technology outside the Exclusive Territory and shall not establish any branch or maintain any distribution depot for the sale of the Licensed Product outside the Exclusive Territory and agrees that throughout the Term, it shall refrain within the Exclusive Territory from marketing, representing, promoting, distributing, selling or otherwise dealing in any way, directly or indirectly products which compete with the Licensed Product.

2.6           APPROVAL.  Except as otherwise provided in this Agreement, LICENSOR shall retain all control and approval rights over all use of the Patented and Unpatented Technology and its Improvements.  LICENSEE shall adhere to all policies, procedures and guidelines communicated to LICENSEE by LICENSOR with respect to use of the Patented and Unpatented Technology and its Improvements. LICENSEE shall submit to LICENSOR for its prior review and written approval all proposed uses of the Patented and Unpatented Technology and its Improvements, including but not limited to all preliminary and proposed re-design or re-engineering of the technology prior to development or LICENSEE entering into discussions with third parties for  any sublicenses hereunder or all agreements or joint venture arrangements. In the event of any modification to the approval, LICENSEE must submit to LICENSOR for approval each modification of any element or item as if it were a new element or item.

2.7.           Rights Reserved by LICENSOR

2.7.1         During the Term, subject always to the terms of this Agreement, in Asia only, LICENSOR may itself or may license others to use the Patented and Unpatented Technology and its Improvements , licensed in this Agreement in connection with any use, service or product and may freely exploit (subject to the terms of this Agreement) such Patented and Unpatented Technology concurrently with and throughout the Term of this Agreement.

2.7.2       LICENSOR reserves the right to withdraw any Patented and Unpatented Licensed Technology and its Improvements or element of it, the use or distribution of which under this Agreement could reasonably be claimed to infringe the rights of a third party(s) and any such withdrawal shall not be a breach of this Agreement.

2.7.3        Subject to the terms of this Agreement, LICENSOR shall have the right but shall not be under any obligation to use the Patented and Unpatented Licensed Technology and its Improvements and/or the name of “True Product” or “TPID” so as to give the Licensed Product, TPID, “True Product” full and favourable prominence and publicity.

3.           COMPENSATION.

3.1.           Subject to the terms and conditions of this Agreement, in consideration for the licenses and rights granted hereunder relating to Patented Licensed Technology, LICENSEE agrees to pay to LICENSOR during the Term for Patented Licensed Technology a royalty in the amount set forth in Schedule B attached hereto (the “Royalty”).

3.2.           Subject to the terms and conditions of this Agreement, in consideration for the licenses and rights granted hereunder relating to Unpatented Licensed Technology, LICENSEE agrees to pay to LICENSOR during the Term for Unpatented Licensed Technology a royalty in the amount set forth in Schedule B attached hereto (the “Royalty”).

3.3.           Unless otherwise agreed by the Parties, the Royalty owed LICENSOR shall be calculated on a quarterly calendar basis (the "Royalty Period") and shall be payable no later than thirty (30) days after the end of the preceding full calendar quarter, i.e., commencing on the first (1st) day of January, April, July, and October with the exception of the first and last calendar quarters which may be "short" depending upon the Effective Date of this Agreement. All payments under this Agreement shall be in United States Dollars.  No payments due under this Agreement may be cross-collateralised or otherwise set off against any other payment or amount.  All payments under this Agreement shall be made to LICENSEE at the address set out in this Agreement (or subsequently advised in writing by LICENSOR) by the due date and in the manner specified in this Agreement, without deduction, set-off or counterclaim. The parties acknowledge and agree that the time within which LICENSEE is required to make payment in accordance with this Agreement is of the essence of this Agreement and any failure to do so by LICENSEE shall constitute a breach of this Agreement.

3.4.            With each Royalty payment, LICENSEE shall provide LICENSOR with a written royalty statement in a form acceptable to LICENSOR and consistent with industry standards, which shall, at a minimum, itemize the Gross Receipts received by LICENSEE during the Royalty Period, and which shall delineate the nature, source, and amount of such Gross Receipts.  LICENSEE shall make commercially reasonable efforts to make available to LICENSOR information it receives from any of LICENSEE’s sublicensees pertaining to gross receipts received by LICENSEE from such sublicensee.

4.           AUDIT.

4.1.           LICENSOR shall have the right, upon thirty (30) days written notice, to inspect LICENSEE'S books and records and all other documents and material in the possession of or under the control of LICENSEE with respect to the subject matter of this Agreement at the place or places where such records are normally retained by LICENSEE.

4.2.           All books and records relative to LICENSEE'S obligations hereunder shall be maintained and kept accessible and available to LICENSOR for inspection for at least five (5) years after the date to which they pertain.

4.3.           In accordance with applicable law, LICENSEE will make commercially reasonable efforts to make available to LICENSOR all material information it receives from any of LICENSEE’s sublicensees pertaining to gross receipts received by such sublicensee with respect to the Patented and Unpatented Licensed Technology.

5.           WARRANTIES & OBLIGATIONS.

5.1.           Licensor’s Warranties & Obligations.

5.1.1    No warranties with respect of the Patented and Unpatented Licensed Technology shall be made by LICENSOR and LICENSEE shall take it on an “as is” basis.

5.1.2.   After the Effective Date, LICENSOR shall meet with and provide LICENSEE with such information associated with the Patented and Unpatented Licensed Technology relating to the installation and operation of hardware, software, machinery, equipment, materials, object codes, specifications, designs, manufacturing and processing procedures, methods, layout and the like which LICENSOR believes LICENSEE may require in order to manufacture, sell, design, engineer, validate, market, distribute, develop, secure regulatory approval for, commercialize and/or utilize the Patented and Unpatented Licensed Technology in the Territory.

5.2.           Licensee’s Warranties & Obligations.

5.2.1.                      LICENSEE will make all best efforts to require all manufacturers, distributors, or sublicensees of the Patented and Unpatented Licensed Technology or any component thereof, to assure that when manufactured and distributed, they will be in compliance with all applicable laws and regulations in the applicable countries in the Territory, the required good manufacturing practices, and with other necessary technical, engineering, safety or regulatory requirements; and

5.2.2.                      LICENSEE will make all best efforts to utilize and commercialize the Patented and Unpatented Licensed Technology to perform the duties and obligations it has assumed hereunder, including, but not limited to, making all commercially reasonable efforts and bringing resources (financial, personnel, time, expertise, distribution contacts and networks, government contacts, and other resources):

5.2.2.1.	To enter into, and secure purchase orders and/or distribution arrangements for the Territory;

5.2.2.2.	To seek any regulatory approval to commercialize the Patented and Unpatented Licensed Technology in the Territory;

5.2.2.3.	To seek government and industry support in the Territory;

5.2.2.4.	To use reasonable endeavors to promote and expand thesale of the Licensed Product in the Exclusive Territory;

5.2.2.5.	To comply with all reasonable instructions by LICENSOR;

5.2.2.6.
If any unauthorised use of the Patented and Unpatented Licensed Technology by third parties comes to LICENSEE’s attention, to promptly notify LICENSOR of that unauthorised use and provide to LICENSOR copies of any notices it receives from third parties regarding any alleged infringement or misappropriation of third party intellectual property rights. Such notices shall be provided promptly, but in no event after more than fifteen (15) days following receipt thereof. LICENSOR shall not settle any such claim without LICENSEE’s prior written consent; and

5.2.2.7.
On termination or expiry of this Agreement, to promptly discontinue all use of the Patented and Unpatented Licensed Technology and to destroy, or deliver to LICENSOR at its request, all materials bearing the Patented and Unpatented Licensed Technology.

5.2.3                      All sale and distribution of the Licensed Product by LICENSEE or its sublicensees shall:

5.2.3.1	incorporate and prominently display the trademarks, logos or device comprised within the relevant Licensed Product as provided to LICENSEE by LICENSOR from time to time; and

5.2.3.2	incorporate the appropriate legal line or notice, as may be updated by LICENSOR from time to time throughout the Term, in the form and location prescribed by LICENSOR.

LICENSEE shall not associate any other characters, trademarks, trade names or properties with the Licensed Product, including in any packaging or on advertising, promotional or display materials, without LICENSOR’S prior written permission.

6.           INTELLECTUAL PROPERTY PROTECTION AND RELATED MATTERS

6.1.  Ownership.

6.1.1.                As between the Parties, subject to the terms and conditions of this Agreement, LICENSOR shall own the intellectual property associated with the Patented and Unpatented Licensed Technology and shall own any Improvements of the Patented and Unpatented Licensed Technology made by LICENSEE, its affiliates or sublicensees whether or not they are made with or without active participation, involvement, or contribution by LICENSOR subsequent to the Effective Date.

6.1.2.                If any inventions are conceived or reduced to practice or otherwise developed jointly by LICENSOR, on the one hand, and LICENSEE or its affiliates, on the other hand, then such inventions and all intellectual property rights therein shall be owned by LICENSOR solely.

6.1.3.                LICENSEE recognises and acknowledges the great value of the publicity and goodwill associated with the Patented and Unpatented Licensed Technology and its Improvements and that, as between LICENSOR and LICENSEE, LICENSOR exclusively owns such goodwill.  LICENSEE further recognises and acknowledges that a breach by it of any of its covenants, agreements or undertakings under this Agreement will cause LICENSOR irreparable harm, which cannot be readily remedied in damages in an action at law.  Accordingly, such a breach will constitute an infringement of LICENSOR's rights in and to the Patented and Unpatented Licensed Technology, entitling LICENSOR to, in addition to any claim or award for damages, injunctive relief and other equitable remedies, costs and reasonable attorney's fees.

                                6.1.4.               LICENSEE agrees that nothing in this Agreement shall provide it with any other rights whatsoever to the the Patented and Unpatented Licensed Technology and its Improvement, nor convey, confer, grant, assign or otherwise provide LICENSEE with intellectual property right, title or any other proprietary or ownership interest in or to the the Patented and Unpatented Licensed Technology and its Improvement or any elements of them.  LICENSEE irrevocably and unconditionally assigns to LICENSOR any interest it may have in the Patented and Unpatented Licensed Technology and its Improvements including any intellectual property rights in any item derived from the Licensed Product which may have been obtained or created by LICENSEE during the Term pursuant to this Agreement.  Where necessary, such assignment takes effect as a present assignment of future rights.  Any such assignment, transfer or conveyance shall be made without other consideration than the mutual covenants and considerations of this Agreement.  If any materials bearing any element of the Patented and Unpatented Licensed Technology and its Improvements utilised by LICENSEE were not created or owned by LICENSOR, LICENSEE shall do all that is necessary to ensure that such materials achieve patent protection and that valid title to such patent is, at the earliest possible moment, transferred to LICENSOR.

6.2.              Licensor Patent Rights.

6.2.1.           Prosecution and Maintenance of Patent Rights.  All benefits accruing from any prosecution and maintenance of Patent rights shall accrue to the LICENSOR absolutely. To the extent that LICENSEE expends time, personnel, expertise, money and other resources to prosecute and maintain Patent rights, LICENSEE should be fairly compensated for such efforts.

                                6.2.2.            LICENSOR shall have all right and option to file and prosecute any patent applications and to maintain any patents related to the Patented Licensed Technology and any Improvements all at LICENSOR’s expense.

6.2.3.            If LICENSOR declines the option to file and prosecute any such patent applications or maintain any such patents, it shall give LICENSEE reasonable notice to this effect, sufficiently in advance to permit LICENSEE to undertake such filing, prosecution and/or maintenance without a loss of rights, and thereafter LICENSEE may, upon written notice to LICENSOR, file and prosecute such patent applications and maintain such patents in the name of LICENSOR, at LICENSEE’s expense, provided that LICENSEE shall be entitled to reimbursement for such expenses from LICENSOR to the extent that such expenses are reasonably necessary in light of the purpose of this Agreement and the transactions contemplated hereby.

6.2.4.            Notifications of Third Party Infringement, Each Party agrees to notify the other Party when it becomes aware of the reasonable probability of infringement of the intellectual property of the LICENSOR arising from or relating to the making, using, offering for sale, sale, importation, development or commercialization of any competitive product, or the copying, modification distribution, execution, performance or display of any software therein (“Competitive Infringement”).

6.2.5.             Infringement Action. Within ninety (90) days of becoming aware of any Competitive Infringement, LICENSOR shall decide whether to institute an infringement suit or take other appropriate action that it believes is reasonably required to enforce the intellectual property of LICENSOR. If LICENSOR fails to institute such suit or take such action within such ninety (90) day period, then LICENSEE shall have the right at its sole discretion to institute such suit or take other appropriate action in the name of either or both Parties.

6.2.6.              Costs. Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 6.2.5, including without limitation the fees and expenses of such Party’s counsel.

6.2.7.   Patent Marking. LICENSEE agrees to comply with the patent marking statutes in each country in which products related to the Patented Licensed Technology are sold by LICENSEE and/or its Affiliates or sublicensees.  LICENSEE agrees to make all best efforts to ensure that its Affiliates or sublicensees comply with the patent marking statutes in each country in which products related to the Patented Licensed Technology are sold by its Affiliates or sublicensees.

7.           CONFIDENTIALITY

7.1.               Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing by the Parties, each Party agrees that, for the term of this Agreement and for five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement, except that the foregoing shall not apply to any information for which the receiving Party can demonstrate, by competent proof:

7.1.1.                  Was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

7.1.2.                  Was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

7.1.3.                  Later became part of the public domain through no act or omission of the receiving Party, which is unauthorized by the disclosing Party;

7.1.4.                  Was disclosed to the receiving Party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing Party not to disclose such information to others.

7.2.           Authorized Disclosure. Each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary for the following reasons:

7.2.1.                  Regulatory filings, including filings with the U.S. Securities Exchange Commission and Regulatory Authorities;

7.2.2.                  Prosecuting or defending litigation;

7.2.3.                  Complying with applicable governmental regulations and legal requirements; and

7.2.4.                  Disclosure to potential sublicensees and potential investors who agree in writing to be bound by similar terms of confidentiality.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to this Section 7.2, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable actions to avoid any unauthorized use or disclosure of Confidential Information hereunder.

7.3.                    All Confidential Information shall be held in strict confidence by each Party and shall be protected, at a minimum, in accordance with the same standard of care that such Party uses in protecting its own confidential information of a similar nature, but in no event shall such Party use less than a reasonable standard of care.

7.4.                     Employees; Agents. Each Party shall ensure that each of its affiliates and sublicensees, and each employee, director, officer, consultant, or other agent of it, or of its affiliates or sublicensees (collectively “Agents”), who has access to Confidential Information is bound to obligations of confidentiality and non-use substantially similar in scope to those set forth in Section 7 and shall indemnify the other Party for any breach hereunder by any of its Agents. Each Party agrees that any disclosure or distribution of the other Party’s Confidential Information within its own organization shall be made only as is reasonably necessary to carry out the intent of this Agreement.

7.5.                      Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of Section 7 may cause immediate and irreparable harm to the disclosing Party which may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the disclosing Party shall have the right to secure equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

7.6.                      If it is determined by a court of competent jurisdiction in any state or custody that any restriction in Section 7 of this Agreement is excessive in duration or scope or is unreasonable or invalid or unenforceable under the laws of that state, it is the intention of the parties that such restriction shall not affect the remainder of the covenant or covenants which shall be given full effect, without regard to the invalid or unenforceable portions, and that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state, province, or country.

7.7.                      The obligations contained in Section 7 of this Agreement shall survive the termination or expiration of this Agreement and shall be fully enforceable thereafter.

8.           EXPORT CONTROL.

Anything  contained  in this  Agreement  to the  contrary notwithstanding,  the obligations of the Parties and of the subsidiaries, affiliates, sublicensees, and agents of the Parties  shall be subject to all laws, present and future, and  including export control laws and regulations,  of any government having jurisdiction over the  Parties  hereto,  and  to  orders, regulations,  directions  or requests of any such  government.  Each Party shall undertake to comply with and be solely responsible for complying with such laws applicable to such Party.

9.             TAXES.

LICENSEE shall be solely responsible for the payment of any and all taxes, fees, duties and other payments incurred in relation to the manufacture, use, sale, and/or commercialization of the Patented and Unpatented Licensed Technology with the exception that LICENSOR shall be solely responsible for the payment of any and all taxes, fees, duties or other payments assessed by all relevant authorities by virtue of LICENSOR being the owner of the intellectual property associated with the Patented and Unpatented Licensed Technology.

10.           NOTICE & PAYMENT

10.1.         Any notice required to be given pursuant to this Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified or registered mail, return receipt requested or delivered by a recognized international overnight courier service.

10.2.         Either Party may change the address to which notice or payment is to be sent by written notice to the other in accordance with the provisions of this paragraph. All such notices shall be addressed as follows:

If to LICENSEE:

TRUE PRODUCT ID, INC.
1615 Walnut Street, 3rd Floor
Philadelphia, PA  19102
USA
Attention: President/ CEO
Phone No: 215-972-6999
Fax No: 215-972-6988

If to LICENSOR:

Saddington Limited
BVI 1499542
P.O. Box 957

Offshore Incorporations Centre
Road Town
Tortola
British Virgin Lands
Attn: CEO/President

Any Party may change the persons and addresses to which notices, requests or other communications are to be sent by giving written notice of such change to the other party hereto in the manner provided herein for giving notice. Notices shall be effective upon receipt in the case of physical delivery or overnight carrier and three (3) business days after deposit in the U.S. mails in the case of mailing.

11.           TERMINATION.

11.1.                      This Agreement may be terminated by LICENSOR upon ninety (90) days written notice to the LICENSEE in the event of a breach of a material provision of this Agreement by the LICENSEE, which is not caused by the acts or omissions of LICENSOR, provided that, during the ninety (90) day period, the LICENSEE fails to cure such breach.  In such event, all moneys paid to LICENSOR shall be deemed non-refundable and LICENSEE shall be relieved of any further obligations hereunder, provided that LICENSEE shall pay to LICENSOR any royalties owed under this Agreement with respect to Gross Receipts received by LICENSEE as of the date of termination by LICENSEE and with respect to any sale by LICENSEE or LICENSEE’s sublicensees and Affiliates prior to the date of termination by LICENSEE.

11.2.                      Immediate Right of Termination.  Either Party shall have the right to immediately terminate this Agreement by giving written notice to the other Party in the event that the other Party files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or if the other Party discontinues or dissolves its business or if a receiver is appointed for the other Party or for the other Party’s business and such receiver is not discharged within 120 days.

12.           POST TERMINATION RIGHTS

12.1.                      Not less than thirty (30) days prior to the expiration of this Agreement or immediately upon termination thereof, LICENSEE shall provide LICENSOR with a complete schedule of all inventory of devices, sensors, and other products associated with the Patented and Unpatented Licensed Technology then on-hand as well as all work in progress (the "Inventory").

12.2.                      Upon expiration or termination of this Agreement, except for reason of a breach of LICENSEE’S duty to comply with any quality control or legal notice marking requirements, LICENSEE shall be entitled, for an additional period of twelve (12) months and on a nonexclusive basis, to continue to sell such Inventory.  Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of a Royalty thereon.  Such accounting and payment shall be due and paid within sixty (60) days after the close of the said twelve (12) month period.

12.3.                      Upon any expiration or termination of this Agreement, each receiving Party shall return to the disclosing Party the Confidential Information of the disclosing Party, including all copies and reproductions thereof and will not retain any copies, extracts, analyses, or other reproductions, in whole or in part, of such Confidential Information, except that (i) each receiving Party may retain the disclosing Party’s Confidential Information to the extent necessary to exercise its licenses which survive termination or expiration, and (ii) one copy may be retained by the legal counsel of the receiving Party for purposes of complying with the receiving Party’s obligations hereunder.

12.4.                      Upon the expiration or termination of this Agreement, all of the rights of LICENSEE under this Agreement (except any rights relating to any Improvements developed by LICENSEE) shall forthwith terminate and immediately revert to LICENSOR.

12.5.                      The Termination rights under this Section 12 shall be in addition to, and shall not prejudice, any of the Parties’ remedies at law or in equity.

13.           INDEMNITY

13.1.  Licensee. Licensee agrees to defend, indemnify and hold harmless Licensor, its affiliates and its and their respective directors, officers, employees and agents (the “Licensor Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any third party claim to the extent arising out of (a) any breach by Licensee of any of its representations, warranties, covenants, or obligations pursuant to this Agreement, or (b) death or personal bodily injury from the development, commercialization, or use of the Patented or Unpatented Licensed Technology by Licensee, its affiliates or sublicensees. In the event of any third party claim against the Licensor Indemnified Parties in respect of which indemnity may be sought hereunder, Licensor shall promptly notify Licensee in writing of the claim and Licensee shall manage and control, at its sole expense, the defense of the claim and its settlement. The Licensor Indemnified Parties shall cooperate with Licensee and may, at their option and expense, be represented in any such action or proceeding. Licensee shall not be liable for any litigation costs or expenses incurred by the Licensor Indemnified Parties without Licensee’s prior written authorization. In addition, Licensee shall not be responsible for the indemnification of any Licensor Indemnified Party to the extent arising from negligence or intentional misconduct by such person, or as the result of any settlement or compromise by the Licensor Indemnified Parties without Licensee’s prior written consent.

13.2.  Licensor. Licensor agrees to defend, indemnify and hold harmless Licensee, its affiliates and sublicensees and its and their respective directors, officers, employees and agents (the “Licensee Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any third party claim to the extent arising out of (a) any breach by Licensor of any of its representations, warranties, covenants, and obligations pursuant to this Agreement. In the event of any third party claim against the Licensee Indemnified Parties in respect of which indemnity may be sought hereunder, Licensee shall promptly notify Licensor in writing of the claim and Licensor shall manage and control, at its sole expense, the defense of the claim and its settlement. The Licensee Indemnified Parties shall cooperate with Licensor and may, at their option and expense, be represented in any such action or proceeding. Licensor shall not be liable for any litigation costs or expenses incurred by the Licensee Indemnified Parties without Licensor’s prior written authorization. In addition, Licensor shall not be responsible for the indemnification of any Licensee Indemnified Party to the extent arising from negligence or intentional misconduct by such person, or as the result of any settlement or compromise by the Licensee Indemnified Parties without Licensor’s prior written consent.

14.           FORCE MAJEURE.

Neither Party shall be liable for failure or delay in performance of any obligation under this Agreement, other than payment of any amount due and payable, if such failure or delay is caused by circumstances beyond the reasonable control of the Party concerned, which may include failures resulting from fires, earthquakes, power surges or failures, accidents, labor stoppages, war, revolution, civil commotion, acts of public enemies, blockade, embargo, inability to secure materials or labor, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government, acts of God, or acts or omissions of communications carriers, or other causes beyond the reasonable control of the Party affected, whether or not similar to the foregoing. Any such cause shall delay the performance of the affected obligation until such cause is removed. The affected Party shall use commercially reasonable efforts to remove the cause of such delay.

15.           JURISDICTION & DISPUTES

15.1.                      This Agreement shall be governed in accordance with the laws of  Hong Kong Special Administrative Region.
15.2.                      The Parties agree that any legal proceeding brought to enforce the provisions of this Agreement shall be brought only in the jurisdiction of the non-moving party.

15.3.                      Conflict Resolution. The Parties agree that all disputes, claims or controversies between the parties relating in any way to this Agreement that cannot be resolved, shall first be submitted to non-binding mediation.  The Parties will jointly appoint a mutually acceptable mediator, and will participate in good faith in the mediation.  If the parties are unable to agree on a mutually acceptable mediator within thirty (30) days of a request for mediation by either party, then any dispute, controversy or claim arising out or relating to this Agreement or any breach thereof shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect at the time of such arbitration or as may be amended by the rest of this Section.

15.3.1                      Any party that initiates an arbitration (“Claimant”) shall appoint its nominated arbitrator in its notification of such arbitration (“Notice”).  The other party (“Respondent”) shall then have the right to appoint its own nominated arbitrator within fourteen days of receipt of the Notice by notice in writing to the Claimant.  In the event that the Respondent shall fail to appoint an arbitrator within such time, an arbitrator appointed by the secretary general for the time of the Hong Kong International Arbitration Centre (“HKIAC”) shall be deemed to be the arbitrator appointed by the Respondent.

15.3.2                      The two arbitrators appointed pursuant to sub-Section (c) must be independent of their appointors and they will appoint one further arbitrator of similar qualifications within thirty days of the appointment by or behalf of the Respondent of its nominated arbitrator, failing which the further arbitrator shall be appointed by the secretary general for the time being of HKIAC.

15.3.3                      Each of the parties irrevocably agrees that all claims relating to the interpretation and enforcement of the provisions of this Agreement and any documents referred to therein and the transactions contemplated thereby shall be determined by HKIAC applying the UNCITRAL Arbitration Rules then in effect and that its jurisdiction shall be exclusive except to the extent that it shall lawfully decline to exercise such jurisdiction.

15.3.4                      The place of arbitration shall be in Hong Kong at HKIAC and shall be conducted in the English language.  The costs of the arbitration shall be borne by the parties in equal shares.

15.3.5                      Any arbitration pursuant to this Agreement shall be administered by HKIAC in accordance with the HKIAC procedures for arbitration in force at the date of this Agreement including such additions to the UNCITRAL Arbitration Rules as are therein contained (save as may be amended by the terms of this Section).

15.3.6                      This entire provision ("Conflict Resolution") of the Agreement shall survive its termination or expiration of the Agreement for a period of four (4) years.

16.           AGREEMENT BINDING ON SUCCESSORS.

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.

17.           WAIVER.

No waiver by either Party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

18.           SEVERABILITY.

If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

19.           NO JOINT VENTURE.

Nothing contained herein shall constitute this arrangement to be employment, a joint venture or a partnership.

20.           ASSIGNABILITY.

20.1.                      LICENSEE may not assign this Agreement in whole or in part unless with the consent of LICENSOR.  Subject to section 21.2, LICENSOR  may assign this Agreement in whole or in part in its absolute discretion. Any assignment not in accordance with the foregoing shall be void

20.2.                      The licenses granted to LICENSEE under this Agreement are appurtenant to and run with the intellectual property associated with the Patented and Unpatented Licensed Technology and shall bind any Transferee (as defined below).  LICENSOR shall (i) ensure that any Person acquiring any right, title or interest in or to the intellectual property associated with Patented and Unpatented Licensed Technology, or any intellectual property rights underlying the licenses granted herein, including any purchaser, assignee or transferee of such intellectual property rights or any person obtaining a security interest therein, (collectively, “Transferees”) shall be bound by the licenses and other rights granted to LICENSEE under this Agreement.

21.           INTEGRATION.

Except as to matters which are referenced herein as matters which the Parties will continue to work on and discuss in good faith, this Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties, including any option agreements which may have been entered into between the parties, and is intended as a final expression of their Agreement.  It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement.  This Agreement shall take precedence over any other documents which may be in conflict with said Agreement.

22.           EXECUTION IN COUNTERPARTS.

This Agreement may be executed in counterparts or via facsimile or electronic means, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

23.           NO THIRD PARTY BENEFICIARIES.

No person or entity other than LICENSOR, LICENSEE, the permitted assignees of LICENSEE and the Transferees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

24.  NO STRICT CONSTRUCTION.

This Agreement has been prepared jointly and shall not be strictly construed against any Party.

25.           HEADINGS.

The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound hereby, this License Agreement has been duly executed by the authorized representatives of the Parties hereto as of the date first above written.

LICENSOR:

SADDINGTON LIMITED

BY:_______________________________

LICENSEE:

TRUE PRODUCT ID, INC.                                                                                     CORPORATE SEAL:

BY:_____________________________
      KE KE WANG
      PRESIDENT

EXHIBIT/ SCHEDULE A
TO LICENSE AGREEMENT BETWEEN TRUE PRODUCT ID, INC. AND SADDINGTON

MATERIAL PATENTS AND INTELLECTUAL PROPERTY

PATENTS

(1)           PCT

(WO/2007/014532) METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOFPub. No.:	WO/2007/014532	International Application No.:	PCT/CN2006/001946
Publication Date:	08.02.2007	International Filing Date:	02.08.2006
Chapter 2 Demand Filed: 02.03.2007
(WO/2007/014532) METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOFPub. No.:	WO/2007/014532	International Application No.:	PCT/CN2006/001946
Publication Date:	08.02.2007	International Filing Date:	02.08.2006
Chapter 2 Demand Filed: 02.03.2007
IPC:                         G06K 19/00 (2006.01), B07C 5/34 (2006.01)
Applicants:           TRUE PRODUCT ID TECHNOLOGY (BEIJING) LIMITED [CN/CN]; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN) (All Except US).
LI, Ning [CN/CN]; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN) (US Only).
Inventor:                LI, Ning; 18th Floor West Zone, Pacific International Plaza, No. 106, Zhichun Road, Haidian District, Beijing 100086 (CN).
Agent:                   CCPIT PATENT AND TRADEMARK LAW OFFICE; 8th Floor, Vantone New World Plaza, 2 Fuchengmenwai Street, Beijing 100037 (CN).
Priority Data:     200510089020.1  03.08.2005  CN

Title:	METHOD OF LABELLING AND DETECTIION OF GOODS AND DEVICE THEREOF
Abstract:

The present invention provides a method of labeling, detecting and managing the goods and device thereof. The method of present invention includes the step of defining the label of goods, the label comprises at least one chemical element in the chemical element inhering in the goods and/or additional chemical element; the step of providing the database which contains the labeled data; the step of detecting the signal sent by goods, generating the detection data and comparing it with data in the database; the step of determining whether the good to be detected is the labeled good or not according to the comparing result, and reading at least one message of the good in the database. The goods labeling and detecting solution of the present invention can used in many fields of society economic and administrative management, such as identification, goods label, preventing the goods replaced with others, physical distribution management, statistic analysis and so on.

Designated States:
AE, AG, AL, AM, AT, AU, AZ, BA, BB, BG, BR, BW, BY, BZ, CA, CH, CN, CO, CR, CU, CZ, DE, DK, DM, DZ, EC, EE, EG, ES, FI, GB, GD, GE, GH, GM, HN, HR, HU, ID, IL, IN, IS, JP, KE, KG, KM, KN, KP, KR, KZ, LA, LC, LK, LR, LS, LT, LU, LV, LY, MA, MD, MG, MK, MN, MW, MX, MZ, NA, NG, NI, NO, NZ, OM, PG, PH, PL, PT, RO, RS, RU, SC, SD, SE, SG, SK, SL, SM, SY, TJ, TM, TN, TR, TT, TZ, UA, UG, US, UZ, VC, VN, ZA, ZM, ZW.
African Regional Intellectual Property Org. (ARIPO) (BW, GH, GM, KE, LS, MW, MZ, NA, SD, SL, SZ, TZ, UG, ZM, ZW)
Eurasian Patent Organization (EAPO) (AM, AZ, BY, KG, KZ, MD, RU, TJ, TM)
European Patent Office (EPO) (AT, BE, BG, CH, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IS, IT, LT, LU, LV, MC, NL, PL, PT, RO, SE, SI, SK, TR)
African Intellectual Property Organization (OAPI) (BF, BJ, CF, CG, CI, CM, GA, GN, GQ, GW, ML, MR, NE, SN, TD, TG).

Publication Language:	Chinese (ZH)
Filing Language:	Chinese (ZH)

TPID subsequently requested the commencement of national phase examinations of its PCT application for the United States, South Korea, Japan, Mexico, India, Brazil, Indonesia, Canada, the Philippines, and the European Patent Office.

(2).           Chinese Patent Application.
Title: “Method and Apparatus Using Chemical Elemental Taggant and the Chemical Elemental Taggant.”
Number: 200510089020.1
Filing Date: 02 August 2005

EXHIBIT/ SCHEDULE B

SB-1.                      Territory

The term, “Territory,” as used and referenced in the underlying Agreement, shall mean and constitute:

All territories in the world outside and except Asia.

SB-2.                      Term

The term “Term”, as used and referenced in the underlying Agreement, shall mean and constitute:

Ten (10) years, with automatic renewals for additional ten (10) year terms, unless properly terminated in accordance with the terms and conditions of the underlying Agreement.

SB-3.                      Royalty Rate

The term, “Royalty Rate,” as used and referenced in the underlying Agreement shall mean:

(1).           For the United States:

For the first five (5) years from the execution of the parties’ subsequent definitive agreement related to their October 19, 2008 Term Sheet: Zero percent (0%)

After the first five (5) years from the execution of the parties’ subsequent definitive agreement related to their October 19, 2008 Term Sheet: five percent (5%) of Gross Receipts of LICENSEE for the duration of the unexpired term of any and all of the license or joint venture or other agreement or contract entered into with LICENSEE in the United States.

(2),           Countries in the Territory other than the United States:

Five percent (5%) of the NOPBT of LICENSEE generated from business associated with the Patented and Unpatented Licensed Technology and its Improvements in Countries in the Territory other than the United States for the first 30 months from the month of first revenue receipts and thereafter five percent (5%) of Gross Receipts of LICENSEE for the duration of the unexpired term of any and all of the license or joint venture or other agreement or contract entered into with LICENSEE in Countries in the Territory other than the United States.

LICENSOR has been advised by IP counsel that that Royalty Rate for Patented Licensed Technology should be higher than the Royalty Rate for Unpatented Licensed Technology.  The Parties intend to structure the respective royalty rates accordingly and intend that the Royalty Rate for Unpatented Licensed Technology is lower than the Royalty Rate for Patented Licensed Technology, but as an accommodation to LICENSOR and for the sake of simplicity, notwithstanding the distinction, LICENSEE has agreed to pay with respect to Unpatented Royalty Rate the same higher Royalty Rate for Patented Royalty Rate, especially considering that under the Agreement, upon expiration of the life of the applicable Patent, Patented Licensed Technology is automatically and immediately deemed Unpatented Licensed Technology.

EXHIBIT/ SCHEDULE C

SC-1.                      The term “TPID Technology” as used in the Agreement and its schedules and exhibits shall mean any and all technology which is licensed to and/or is developed, possessed, used, and/or owned by and for LICENSOR related to anti-counterfeiting, product authentication, product safety monitoring, supply chain tracking and management, and any and all applications and improvements, enhancements, or modifications related thereto, including, but not limited to, taggant, scanners, marking equipment, hardware, software, other components, algorithms, software, systems, procedures, protocols, processes, and other technologies, as described in, inter alia, (a) LICENSOR’s prior filings and submissions with any regulatory authority; and (b) LICENSOR’s prior patent, trademark, copyright, and/or other intellectual property filings and submissions, including those listed in Exhibit A attached hereto.  Included, without limitation, within the scope of the term “TPID Technology” are the technologies and all applications and aspects related thereto known or referred to as:

➢	Synthetic DNA or SDNA;
➢	KMACK;
➢	Any and all technologies related to TPID’s projects in China and other parts of Asia, including, but not limited to, the project with AQSIQ;
➢	Any and all technologies related to TPID’s projects with Biofield Corp.;
➢	Any and all technologies related to TPID’s projects with Versa Card, Inc.
➢	technologies related to TPID’s projects with MacKay Group Limited or MacKay Innotech Limited;

SC-2.                      The term “Unpatented Licensed Technology” as used in the Agreement and its schedules and exhibits shall mean any and all components of the TPID Technology  other than the Patented Licensed Technology, including, but not limited to, devices, sensors, other components, algorithms, software, systems, procedures, protocols, processes, information, data, methods of use, techniques, ideas, inventions, trade secrets and any other technical information or proprietary technologies relating to the development, use or sale of any device, sensor or other product, service, or manifestation of the TPID Technology. To the extent that the Patent for certain Patented Licensed Technology expires, lapses, and/or is otherwise terminated or rendered invalid, such Patented Licensed Technology shall be automatically and immediately deemed Unpatented Licensed Technology for the balance of the Term for the Unpatented Licensed Technology, provided that this Agreement is still in effect and has not been properly terminated.

EXHIBIT “7”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

IRREVOCABLE BILL OF SALE

          This is an Irrevocable Bill of Sale from TRUE PRODUCT ID, INC. (“TPID US”), a corporation organized under the laws of the state of Delaware with its principal offices at 1615 Walnut Street, 3rd Floor, Philadelphia, PA 19102 USA  on its own behalf and on behalf of its Affiliates (as defined in the Agreement), including TRUE PRODUCT ID TECHNOLOGY (BEIJING) LIMITED, a limited liability company and joint venture organized under the laws of the People’s Republic of China with its principal offices at 11th Floor, Office Building of Jade Palace Hotel No.76, Zhichun Road, Haidian District, Beijing, People’s Republic of China 100086 (“TPID Beijing”); and TRUE  PRODUCT ID TECHNOLOGY LIMITED, a limited liability company organized under the laws of Hong Kong with its registered office at Suite 1005, Allied Kajima Building 138, Gloucester Road, Hong Kong (“TPID HK”) to SADDINGTON LIMITED (“Saddington”) a corporation organized under the laws of the British Virgin Islands, whose registered office is at BVI 1499542, P.O. 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands pursuant to a certain Asset Sale Agreement dated as of November 3, 2008 by and among TPID US and TPID HK on one hand and Saddington on the other hand (the “Agreement”).

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TPID US and TPID HK on their own behalf and on behalf of their Affiliates hereby sell, assign, transfer, convey, deliver and contribute to Saddington, its successors and assigns, to have and to hold forever, all of their right, title and interest in and to the Purchased Assets (as defined in the Agreement), subject to the applicable provisions of the Agreement.

          From and after the Closing Date (as defined in the Agreement) upon request of Saddington, TPID US and TPID HK shall, at Saddington’s expense, duly execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey to and vest the Purchased Assets in Saddington or its permitted assignees and as may be appropriate to protect Saddington’s rights, title and interest in and enjoyment of all the Purchased Assets and as may be appropriate otherwise to carry out the transactions contemplated by the Agreement and this Irrevocable Bill of Sale.

Dated:  November 3, 2008

          IN WITNESS WHEREOF, and intending to be legally bound, the undersigneds have duly executed and delivered this Irrevocable Bill of Sale as of the date first written above.

SADDINGTON LIMITED

By:

Name:

Title:

CORPORATE SEAL:

TRUE PRODUCT ID, INC.

By:

Name: Ke Ke Wang

Title: President

CORPORATE SEAL:

TRUE PRODUCT ID TECHNOLOGY LIMITED

By:

Name:

Title:

EXHIBIT “8”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

ASSIGNMENT OF PATENT RIGHT

FOR VALUE RECEIVED, True Product ID Technology (Beijing) Limited (“TPID Beijing”), a Chinese limited liability company having a place of business at 11th Floor, Office Building of Jade Palace Hotel No.76, Zhichun Road, Haidian District, Beijing, China 100086, and Li Ning, a Chinese citizen with an office address at 11th Floor, Office Building of Jade Palace Hotel No.76, Zhichun Road, Haidian District, Beijing, China 100086, and any of TPID Beijing’s and Li Ning’s affiliates, and True Product ID, Inc. (“TPID US”), a Delaware corporation with an office at 1615 Walnut Street, 3rd Floor, Philadelphia, PA 19102, hereby sell, assign, and transfer to Saddington Limited (“SL”), a British Virgin Islands limited liability company having a registered office at BVI 1499542, P.O. 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and its successors, assigns, and legal representatives, the entire right, title, and interest, for all countries of the world, in and to certain inventions described in a PCT Patent Application entitled Method of Labelling and Detection of Goods and Device Thereof, Application No. PCT/CN2006/001946, filed on August 2, 2006, and in a Chinese Patent Application of similar title, Application No. 200510089020.1, filed on August 3, 2005, and the entire right, title, and interest in and to said applications (including, but not limited to, any of the technology used in the gas tank/bottle project), and any and all Letters Patent that may be granted in all countries of the world, including all rights of priority arising from the aforesaid applications.

TPID Beijing, Li Ning, and TPID US hereby consent that a copy of this assignment shall be deemed a full legal and formal equivalent of any document which may be required in any country as proof of the right of SL to apply for Letters Patent or other form of protection for said inventions and to claim the aforesaid benefit of the right of priority.

TPID Beijing, Li Ning, and TPID US request that any and all patents for said inventions be issued to SL in the United States and in all countries foreign to the United States, or to such nominees as SL may designate.

TPID Beijing, Li Ning, and TPID US agree that, when requested, shall, without additional charge to SL, but at its expense, sign all papers, and do all acts which may be necessary, desirable or convenient in connection with said applications, patents, or other forms of protection.

[SIGNATURE PAGE TO FOLLOW]

                  True Product ID Technology (Beijing) Limited

                  By:_____________________________________
                       LI NING as CEO and Legal Representative of True
                       Product ID Technology (Beijing) Limited, and their
                      Affiliates

                                     Dated:

                                 True Product ID, Inc.

                  By:_____________________________________
                        Ke Ke Wang, President

                                  Dated:

                                 LI NING

                                 _________________________________________
                                 Dated:

EXHIBIT “9”
TO
ASSET SALE AGREEMENT
Between
SADDINGTON LIMITED
And
TRUE PRODUCT ID, INC.
And
TRUE PRODUCT ID TECHNOLOGY LIMITED

EXHIBIT 9

Dated                      November 3, 2008

TRUE PRODUCT ID, INC.,

In favour of

SADDINGTON LIMITED

TRUE  PRODUCT ID TECHNOLOGY LIMITED

__________________________________________

DEED OF INDEMNITY
in respect of
TAXATION
___________________________________________

ROBERTSONS
Solicitors and Notaries
57/F, The Center
99 Queen's Road Central
Central
Hong Kong
Tel: 2868 2866
Fax: 2868 5820
Ref: CDIG/WWY/8652

THIS DEED OF INDEMNITY is dated November 3, 2008 and is made

BETWEEN

(1)	TRUE PRODUCT ID, INC., a corporation organized under the laws of the state of Delaware with its principal offices at 1615 Walnut Street, 3rd Floor, Philadelphia, PA 19102 USA (“Seller”);

IN FAVOUR OF

(2)
SADDINGTON LIMITED, a corporation organized under the laws of the British Virgin Islands, whose registered office is at BVI 1499542, P.O. 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Buyer”),

(3)
TRUE  PRODUCT ID TECHNOLOGY LIMITED, a limited liability company organized under the laws of Hong Kong with its registered office at Suite 1005, Allied Kajima Building 138, Gloucester Road, Hong Kong (“Company”).

RECITALS

(A)
By an agreement (“Agreement”) dated [Date of Asset Sale Agreement] entered into between, among the others, the Seller and the Buyer relating to the sale and purchase of, among others,  the entire issued share capital of the Company, the Buyer has agreed to purchase the Purchased Assets (as defined in the Agreement) on the terms and conditions therein contained.

(B)	It is a condition of completion of the Agreement that the Seller deliver to the Buyer this Deed of Indemnity (“Deed”).

BY WHICH IT IS AGREED as follows:

1.           Definitions and Interpretation

1.1	In this Deed, unless the context requires otherwise:

“Claim” includes any assessment, notice, demand or other document issued or action taken by or on behalf of the Inland Revenue Department of Hong Kong or any other statutory or central, provincial, regional or local governmental authority whatsoever in Hong Kong  from which it appears that the Company is liable or is sought to be made liable for any payment of any form of Taxation or to be deprived of any Relief which Relief would, but for the Claim, have been available to the Company;

“Relief” includes any relief, allowance, set-off or deduction in computing profits or credit or right to repayment of Taxation available to the Company granted by or pursuant to any legislation concerning or otherwise relating to Taxation;

“Taxation” means:

(i)
any liability to any form of taxation whenever created or imposed by   the Hong Kong authorities and without prejudice to the generality of the foregoing includes profits tax, provisional profits tax, salaries tax, individual income tax, property tax, capital duty, stamp duty, payroll tax, withholding tax, franchise tax, business tax, rates, customs and excise duties,  business tax, and generally any tax, duty, impost, levy or rate or any amount payable to the revenue, customs or fiscal authorities in Hong Kong ; and

(ii)
all costs, interest, penalties, surcharges, charges, fines and expenses incidental or relating to the liability to taxation or the deprivation of Relief or of a right to repayment of taxation which is the subject of the indemnity given by the Seller pursuant to this Deed to the extent that the same is/are payable or suffered by the Company.

1.2	In addition and without prejudice to Clause 1.1 words and expressions defined in the Agreement shall, unless the context otherwise requires, have the same meanings when used herein.

1.3
In this Deed, unless otherwise stated, references to Clauses are to clauses of this Deed, words importing the singular include the plural and vice versa, words importing a gender include any gender and references to persons include bodies corporate or unincorporate.

1.4	Headings are for convenience only and shall not affect the construction of this Deed.

1.5
In the event of any deprivation of any Relief, there shall be treated as an amount of Taxation for which liability has arisen the amount of such Relief multiplied by the relevant rates of Taxation in force in the period or periods in respect of which Relief would have applied or (where the rate has at the relevant time not been fixed) the last known rate and assuming that such amount of Relief was capable of full utilisation by the Company.

2.           Indemnity

2.1
Subject as hereinafter provided, the Seller hereby covenants and agrees with the Company and the Buyer that it will fully and effectually indemnify and at all times keep fully and effectually indemnified the Company and the Buyer from and against:

(a)
the amount of any and all Taxation falling on the Company or the Buyer resulting from or by reference to any income, profits, gains, transactions, employment of personnel, events, matters or things earned, accrued, received, entered into or occurring up to the Closing Date, whether alone or in conjunction with any other circumstances whenever occurring including without limitation any and all Taxation resulting from:

(i)	the receipt by the Company or the Buyer of any amounts paid by any of the Seller under this Deed;

(ii)	any dual/split employment arrangements between the Company and its employees;

(iii)	any expenses not related to the production of taxable profits (including personal expenses of the Seller) being erroneously claimed as business expenditure by the Company;

(iv)	any under-reporting of taxable profits or revenues or business by the Company;

(v)	any under-reporting or withholding of individual income tax on employees of the Company (including individual income tax as a result of dual/split employment arrangements);

(vi)
any under-payment of the social insurance (including but not limited to insurance for pension, medical, housing, unemployment, workers' injury and maternity) and housing fund allowance for the employees of the Company;

(vii)	any underpayment or under-reporting or withholding of the business tax and/or corporate income tax and/or individual income tax by the Company in Hong Kong;

(viii)
any arrangements between the Company and other freight forwarders in any other part of the world other than Hong Kong under which the Company has engaged such agent or contractor to carry out the Company’s business in any other part of the world other than Hong Kong;

(ix)
any penalties imposed on the Company by the relevant taxation authorities in Hong Kong and the Inland Revenue Department of Hong Kong in relation to the financial years from their respective date of commencement of business to the Closing Date;

(x)	any discrepancies or non-disclosure of amounts paid to any person employed by the Company;

(xi)
the adjustment of the pricing of any transaction between the Company and the Affiliate of the Seller, including the withdrawal, removal or forfeiture of any exemption or reduction from Taxation due to such pricing adjustment;

(xii)	the Company maintaining two sets of invoices or books of accounts (including in respect of any fines imposed by any regulatory authorities); and

(b)	any and all costs (including all legal costs), expenses or other liabilities which the Company or the Buyer may reasonably and properly incur in connection with:

(i)	the settlement in favour of the Company or the Buyer of any claim under this Deed;

(ii)	any legal proceedings in which the Buyer or the Company claims under or in respect of this Deed and in respect of which judgment is given for the Buyer or the Company; or

(iii)	the enforcement of any such settlement or judgment.

2.2	Any payments under this Deed for which the Seller is liable shall be so payable not later than on the following dates:

(a)
if the Taxation liability giving rise to a claim under this Deed involves an actual payment of Taxation by the Company or the Buyer, five (5) working days before the date on which that Taxation becomes due and payable to the relevant Taxation authorities;

(b)
if the Taxation liability giving rise to a claim under this Deed involves a denial or loss in whole or in part of a Relief, the date falling five (5) working days after the date when the Seller has been notified by either the Company or the Buyer that the auditors for the time being of the Company or the Buyer (as the case may be) have certified at the request of the Buyer or the Company (as the case may be) that there has been such a denial or loss of the whole or part of a Relief; and

(c)
if any costs become payable by the Company or the Buyer in connection with any Taxation liability or any of the provisions of this Deed, no more than five (5) working days before that the Company or the Buyer (as the case may be) becomes liable to pay such costs, and the Seller further covenants with the Company and the Buyer that  it will pay (at the direction of the Buyer) to the Company or the Buyer an amount equal to any loss, cost, expense or liability which the Company or the Buyer may suffer or incur by reason of payment thereof later than the date specified in this Clause 2.2 (it being acknowledged by the Seller that payment of Taxation is not intended to take place until after receipt of such funds and is to be effected by utilisation of the same).

2.3	This indemnity does not cover any Claim and the Seller shall be under no liability under this Deed in respect of Taxation:

(a)	to the extent that provision is made for such Taxation in the Completion Accounts; or

(b)	for which the Company is primarily liable as a result of transactions in the ordinary course of normal day to day trading operations since the Closing Date; or

(c)	to the extent that such Claim is recoverable under the warranties or under the Agreement.

3.           Claims

3.1
In the event of any Claim arising, the Company or the Buyer (as the case may be) shall, by way of covenant but not as a condition precedent to the liability of the Seller hereunder, give or procure that notice thereof is given, as soon as reasonably practicable, to the Seller and, as regards any Claim, the Company or the Buyer (as the case may be) shall take such action as the Seller may by notice reasonably require to cause the Claim to be withdrawn, or to dispute, resist, appeal against, compromise or defend the Claim and any determination in respect thereof, but subject to the Company or the Buyer (as the case may be) being indemnified and secured to its reasonable satisfaction by the Seller from and against any and all losses, liabilities (including additional Taxation), damages, interest, penalties, costs, surcharges, charges and expenses which may be thereby sustained or incurred.

3.2
Without the prior written approval of the Seller, the Buyer shall make no settlement of any Claim nor agree any matter in the course of disputing any Claim likely to affect the amount thereof or the future Taxation liability of the Company.

4.           Payments Free of Withholding, etc.

4.1
All payments made by the Seller under this Deed shall be made gross, free of any right of counterclaim or set-off and without deduction or withholding of any kind other than any deduction or withholding required by law.

4.2
If the Seller makes a deduction or withholding required by law from a payment under this Deed, the sum due from the Seller shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the recipient receives a sum equal to the sum it would have received had no deduction or withholding been made.

4.3
If a payment under Clause 2 or Clause 3 will be or has been subject to Taxation, the Seller shall on demand from the recipient pay to the recipient the amount (after taking into account Taxation payable in respect of the amount) that will ensure that the recipient receives and retains a net sum equal to the sum it would have received had the payment not been subject to Taxation.

5.	Refunds

If, after the Seller has  made any payment pursuant to this Deed, the Company or the Buyer shall receive a refund of all or part of the relevant Taxation, the Company or the Buyer shall repay to the Seller within 3 working days of receipt of such refund a sum corresponding to the balance of the refund remaining after deducting the aggregate of (i) any costs, charges and expenses of reasonable amount payable or sustained or incurred by the Company and/or the Buyer in recovering such refund, and (ii) the amount of any additional Taxation which may be suffered or incurred by the Company or the Buyer in consequence of such refund.

6.           Notices

The provisions of section 12.2 of the Agreement (mutatis mutandis) shall be incorporated in and be deemed to be part of this Deed.

7.           Binding Effect

This Deed shall enure to the benefit of and be binding on each party and their respective successors and assigns.

8.	Entirety of Deed and Severability

8.1
The terms and conditions herein contained constitute the entire agreement between the parties relating to the subject matter hereof and shall supersede all previous communications, oral or written, between the parties with respect to the subject matter hereof which are inconsistent with the provisions of this Deed.

8.2
Any provision of this Deed prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Deed and rendered ineffective so far as is possible without modifying the remaining provisions of this Deed.  Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the end that this Deed shall be valid, binding and enforceable in accordance with its terms.

9.	Amendment

This Deed may be varied, amended or modified only by agreement under seal of all parties.

10.	Release of Obligations

Any liability of the Seller under this Deed may, in whole or in part, be released, compounded or compromised by the Company and/or the Buyer, in its/their sole and absolute discretion, and time or any other indulgence may be granted to the Seller by the Company and/or the Buyer, in its/their sole and absolute discretion, without in any way prejudicing or affecting any of its/their other rights, powers or remedies against the Seller under any other liability hereunder.

11.           Law and Jurisdiction

This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in relation to any proceedings arising out of or in connection with this Deed, but this Deed may be enforced in any other courts of competent jurisdiction.

EXECUTED by the parties as a deed

SEALED with the COMMON SEAL OF TRUE PRODUCT ID, INC. and SIGNED BY director, for and on its behalf	) ) ) )

Witnessed/Verified by

Name:
Title:

SEALED with the COMMON SEAL OF SADDINGTON LIMITED) and SIGNED by director, for and on its behalf	) ) ) )

Witnessed/Verified by

Name:
Title:

SEALED with the COMMON SEAL OF TRUE PRODUCT ID, TECHNOLOGY LIMITED and SIGNED BY director, for and on its behalf	) ) ) ) )

Witnessed/Verified by

Name:
Title: